As filed with the Securities and Exchange Commission on February 29, 2000

                    Investment Company Act File No. 811-09727
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ---------------------

                                    FORM N-2

                        (Check appropriate box or boxes)

[X]  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X]  Amendment No. 1

                              ---------------------

                              SAWGRASS FUND, L.L.C.
               (Exact name of Registrant as specified in Charter)

                           One World Financial Center
                                   31st Floor
                               200 Liberty Street
                            New York, New York 10281
                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (212) 667-4225

                              ---------------------

                              c/o HOWARD M. SINGER
                                Managing Director
                            CIBC World Markets Corp.
                           One World Financial Center
                                   31st Floor
                               200 Liberty Street
                            New York, New York 10281
                     (Name and address of agent for service)

                                    Copy to:
                            KENNETH S. GERSTEIN, ESQ.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022

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This  Registration  Statement has been filed by  Registrant  pursuant to Section
8(b) of the Investment Company Act of 1940, as amended. Interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in Registrant may only be made by individuals or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in Registrant.

                                                   Copy Number: ________________



                        --------------------------------


                              SAWGRASS FUND, L.L.C.

                         -------------------------------


                             CONFIDENTIAL MEMORANDUM
                                  January 2000

                         ------------------------------

                        CIBC Oppenheimer Advisers, L.L.C.

                               Investment Adviser
                         ------------------------------


                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281
                                 (212) 667-4225



In making an investment decision, investors must rely upon their own examination of Sawgrass Fund, L.L.C. and the terms of the offering, including the merits and risks involved. The interests in Sawgrass Fund, L.L.C. ("Interests") have not been registered with or approved or disapproved by the Securities and Exchange Commission or any other Federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Confidential Memorandum or the merits of an investment in the Interests offered hereby. Any representation to the contrary is a criminal offense.

                                TO ALL INVESTORS

     Interests are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency. Interests are not deposits or other obligations of, and are not guaranteed by, Canadian Imperial Bank of Commerce or any other bank. Interests are subject to investment risks, including the possible loss of the full amount invested.

     Interests have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any of the states of the United States. The offering contemplated by this Confidential Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws.

     This Confidential Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Interests in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning Sawgrass Fund, L.L.C. that are inconsistent with those contained in this Confidential Memorandum. Prospective investors should not rely on any information not contained in this Confidential Memorandum or the exhibits hereto.

     This Confidential Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

     Prospective investors should not construe the contents of this Confidential Memorandum as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in Sawgrass Fund, L.L.C. for such investor.

     These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the limited liability company agreement of Sawgrass Fund, L.L.C., the 1933 Act, and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for up to two (2) years from the date that a repurchase request has been made by an investor.

                           FOR GEORGIA RESIDENTS ONLY

     These securities have been issued or sold in reliance on paragraph (13) of code section 10-5-9 of the Georgia Securities Act of 1973, and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such Act.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY OF TERMS............................................................. 1

THE COMPANY..................................................................12

STRUCTURE....................................................................12

INVESTMENT PROGRAM...........................................................12

TYPES OF INVESTMENTS AND RELATED RISK FACTORS................................15

ADDITIONAL RISK FACTORS......................................................28

PERFORMANCE INFORMATION......................................................30

BOARD OF MANAGERS............................................................30

COMPENSATION TABLE...........................................................32

THE ADVISER, CIBC WM AND CWH ASSOCIATES, INC.................................33

VOTING.......................................................................36

CONFLICTS OF INTEREST........................................................36

BROKERAGE....................................................................39

FEES AND EXPENSES............................................................41

CAPITAL ACCOUNTS AND ALLOCATIONS.............................................43

SUBSCRIPTION FOR INTERESTS...................................................47

REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS..........................49

TAX ASPECTS..................................................................53

ERISA CONSIDERATIONS.........................................................66

ADDITIONAL INFORMATION AND SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT....67


APPENDIX A     LIMITED LIABILITY COMPANY AGREEMENT.......................... A-1
APPENDIX B     PERFORMANCE INFORMATION...................................... B-1

                                SUMMARY OF TERMS

     The following summary is qualified entirely by the detailed information appearing elsewhere in this Confidential Memorandum and by the terms and conditions of the limited liability company agreement of Sawgrass Fund, L.L.C. (the "Company Agreement"), each of which should be read carefully and retained by any prospective investor.

The Company:                            Sawgrass Fund, L.L.C. (the "Company") is
                                        a  recently  formed   Delaware   limited
                                        liability company,  registered under the
                                        Investment  Company  Act  of  1940  (the
                                        "1940    Act")    as    a    closed-end,
                                        non-diversified, management investment company.

                                        The Company is a specialized  investment
                                        vehicle  that  may be  referred  to as a
                                        registered private  investment  company.
                                        The    Company    is   similar   to   an
                                        unregistered      private     investment
                                        partnership  in that  (i) the  Company's
                                        portfolio may be more  actively  managed
                                        than most  other  investment  companies,
                                        (ii)    interests    in   the    Company
                                        ("Interests")  are sold in comparatively
                                        large minimum  denominations  in private
                                        placements  solely  to  high  net  worth
                                        individual and institutional  investors,
                                        and thus are  restricted as to transfer,
                                        and  (iii)  the   capital   accounts  of
                                        persons who purchase  Interests  offered
                                        hereby  ("Members")  are subject to both
                                        asset-based          charges         and
                                        performance-based     allocations     in
                                        connection     with    the     Company's
                                        activities.  Unlike a private investment
                                        partnership  but like  other  registered
                                        investment   companies,   however,   the
                                        Company  has  registered  under the 1940
                                        Act to be able to offer its Interests without limiting the number of investors that can participate in its investment program.

Investment Program:                     The Company's investment objective is to
                                        seek    superior    long-term    capital
                                        appreciation.  It pursues this objective
                                        by investing its assets primarily in the
                                        equity  securities  of small  to  medium
                                        size    emerging    growth    companies.
                                        Generally, the Company's investment time
                                        horizon,   i.e.,  the  time  period  the
                                        Company will hold its investments,  will
                                        be greater  than one year.  The  Company
                                        may effect short sales of securities and
                                        may  invest in debt  securities.  It may
                                        also   utilize   various    derivatives,
                                        including   options  on  securities  and
                                        stock index  options.  In  pursuing  its
                                        investment  objective,  the  Company may
                                        from time to time  borrow  money for the
                                        purchase  of   investments  (a  practice
                                        known as "leverage").

                                        CIBC Oppenheimer  Advisers,  L.L.C., the
                                        investment  adviser of the Company  (the
                                        "Adviser"),   will  rely  on  investment
                                        research  and  fundamental  analysis  of
                                        company  financial  data in  seeking  to
                                        identify      attractive      investment
                                        opportunities   for  the  Company.   The
                                        research    process   involves   company
                                        visits, continuous updating of valuation models, review and analysis of published research and discussions with industry sources.

                                        The Adviser  will  invest the  Company's
                                        assets based upon intensive  fundamental
                                        research and theme  analysis (as further
                                        described  herein).  Theme analysis will
                                        be central to the  Adviser's  investment
                                        decision    making     process.     (See
                                        "Investment Program.")

                                        In pursuing its investment objective, or
                                        for  hedging  purposes,  the Company may
                                        use various  investment  techniques  and
                                        strategies. These may include the use of
                                        leverage,  short sales of securities and
                                        the  purchase  and  sale of  options  on
                                        securities and stock indices, subject to
                                        certain limitations  described elsewhere
                                        in this Confidential Memorandum. The use
                                        of  these   investment   techniques  and
                                        instruments involves certain risks. (See
                                        "Types of  Investments  and Related Risk
                                        Factors.")

Risk Factors:                           The  Company's   investment  program  is
                                        speculative   and  entails   substantial
                                        risks.  There can be no  assurance  that
                                        the Company's  investment objective will
                                        be   achieved.   In   particular,    the
                                        Company's  use of leverage,  short sales
                                        and   derivative    transactions,    and
                                        potentially limited diversification can,
                                        in  certain  circumstances,   result  in
                                        significant   losses  to  the   Company.
                                        Additionally,  the  Company's  focus  on
                                        small  to  medium  size  issuers   could
                                        subject  the   Company's   portfolio  to
                                        greater  volatility or risk of loss than
                                        if the Company's portfolio were invested
                                        in    the     securities    of    larger
                                        capitalization, established issuers.

                                        As a non-diversified investment company,
                                        there are no percentage  limitations  on
                                        the portion of the Company's assets that
                                        may be invested in the securities of any
                                        one  issuer.   The  Company  intends  to
                                        invest  no more than 15% of the value of
                                        its total  assets in the  securities  of
                                        any one issuer.  However,  while seeking
                                        desirable  investments,  the Company may
                                        temporarily exceed this limitation.  The
                                        Company's  investment  portfolio  may be
                                        subject to greater  risk and  volatility
                                        than  if  investments  were  made in the
                                        securities   of  a   broader   range  of
                                        issuers.

                                        The Company will invest primarily in the
                                        securities  of  U.S.  issuers,  but  may
                                        invest a  portion  of its  assets in the
                                        securities    of    foreign     issuers.
                                        Investments  in foreign  securities  are
                                        affected by risk factors  generally  not
                                        thought  to  be  present  in  the  U.S.,
                                        including, among other things, increased
                                        political,  regulatory,  contractual and
                                        economic  risk and  exposure to currency
                                        fluctuations.  Certain  other  types  of
                                        investments,  such  as  derivatives  and
                                        illiquid   investments,   also   involve
                                        particular risks as described herein.

                                        The Incentive Allocation, defined below,
                                        may create an incentive  for the Adviser
                                        to cause the Company to make investments
                                        that  are  riskier  or more  speculative
                                        than would be the case in the absence of
                                        the Incentive  Allocation.  In addition,
                                        because  the  Incentive   Allocation  is
                                        calculated on a basis that includes unrealized appreciation of the Company's assets, the allocation may be greater than if it were based solely on realized gains.

                                        The Company is a recently  formed entity
                                        and has no operating  history upon which
                                        investors can evaluate its  performance.
                                        The  personnel  of  the  members  of the
                                        Adviser  responsible  for  managing  the
                                        Company's investment portfolio, however,
                                        have substantial  experience in managing
                                        investments   and   private   investment
                                        partnerships.

                                        Interests   are   not   traded   on  any
                                        securities  exchange or other market and
                                        are subject to substantial  restrictions
                                        on  transfer.  Although  the Company may
                                        offer to repurchase  Interests from time
                                        to  time,  a  Member  may not be able to
                                        liquidate  its  Interest  for  up to two
                                        years.  (See "Types of  Investments  and
                                        Related Risk  Factors,"  "Tax  Aspects,"
                                        and    "Redemptions,    Repurchases   of
                                        Interests and Transfers.")

Management:                             The  board of  managers  of the  Company
                                        (the "Board of Managers") has overall responsibility for the management and supervision of the operations of the Company. Any vacancy in the position of Manager may be filled by the remaining
                                        Managers,  or, if  required  by the 1940
                                        Act, by a vote of a plurality of the votes cast at any meeting of the Members
                                        (excluding any votes eligible to be cast by the Members affiliated with CIBC WM).
                                        (See "Board of Managers" and "Voting.")

                                        The  Managers  of the  Company  may also
                                        serve on the  boards  of  several  other
                                        CIBC WM investment  funds.  As a
                                        result,  the Company may be deemed to be
                                        controlled  by CIBC WM for  purposes  of
                                        applicable   banking  laws.  This  could
                                        subject    the    Company   to   certain
                                        limitations on its ability to own equity
                                        securities  of  certain  issuers.   (See
                                        "Investment         Policies         And
                                        Restrictions."). The Adviser may also be
                                        deemed  to  control   the   Company  for
                                        purposes of the 1940 Act.

Adviser: The Adviser, CIBC Oppenheimer Advisers, L.L.C., a Delaware limited liability company, serves as the investment adviser of the Company and is responsible for managing the Company's investment portfolio pursuant to the terms of an investment advisory agreement with the Company. CIBC WM is the managing member and controlling person of the Adviser, and CWH Associates, Inc. ("CWH"), is a non-managing member of the Adviser. Investment professionals employed by CWH will manage the Company's investment portfolio on behalf of the Adviser under the supervision of CIBC WM. The Adviser holds a non-voting Special Advisory Member interest (the "Special Advisory Account") in the Company solely for the purpose of receiving the Incentive Allocation.

                                        CIBC WM (directly or through affiliates,
                                        including    the    Adviser)    provides
                                        investment    advisory    services    to
                                        registered investment companies, private
                                        investment  partnerships  and individual
                                        client  accounts.  CWH  is a  registered
                                        investment      adviser      that     is
                                        majority-owned by Clifford W. Henry. Mr.
                                        Henry has over twenty  years  experience
                                        in   the   investment   management   and
                                        securities  industries.  As of  December
                                        31,  1999,  CWH  had  approximately  $65
                                        million of assets under management.

                                        The   Company   has   entered   into  an
                                        investment   advisory   agreement   (the
                                        "Investment  Advisory  Agreement")  with
                                        the Adviser,  which is effective  for an
                                        initial term  expiring  January 5, 2002,
                                        and may be continued in effect from year
                                        to year thereafter if the continuance is
                                        approved   annually   by  the  Board  of
                                        Managers.  The  Board  of  Managers  may
                                        terminate   the   Investment    Advisory
                                        Agreement on 60 days' prior written notice to the Adviser.

Placement Agent:                        CIBC WM acts as the placement  agent for
                                        the     Company,     without     special
                                        compensation from the Company,  and will
                                        bear   costs    associated    with   its
                                        activities as placement agent. The Board
                                        of  Managers  may  terminate  CIBC WM as
                                        placement   agent  on  30  days'   prior
                                        written  notice.   CIBC

                                        WM intends to compensate its account executives for their ongoing servicing of clients with whom they have placed Interests. This compensation will be based on a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Company. (See "Conflicts Of Interest - CIBC WM.")

                                        CIBC WM (subject to the  approval of the
                                        Board of  Managers)  may delegate any of
                                        its  duties,   functions  or  powers  as
                                        placement    agent    to    unaffiliated
                                        third-parties  to act  as  sub-placement
                                        agents   for   the   Company   and   may
                                        compensate them therefor. The Company will not bear any costs associated with any such arrangements.

Conflicts of Interest:                  Certain  conflicts of interest may arise
                                        from the following: (i) CIBC WM, CWH and
                                        their respective  affiliates,  including
                                        the   Adviser,   may  each   engage   in
                                        investment   management  activities  for
                                        their own  accounts  and the accounts of
                                        others  in  which  the  Company  has  no
                                        interest   and  may   have   actual   or
                                        potential  conflicts  of  interest  with
                                        respect  to  investments   made  by  the
                                        Adviser on behalf of the  Company;  (ii)
                                        CWH  and  its  affiliates   will  manage
                                        accounts  (in which the  Company  has no
                                        interest)  of certain  other  persons in
                                        accordance  with an  investment  program
                                        that  is  substantially  similar  to the
                                        Company's  investment  program,  but (a)
                                        these   accounts  may  commit  a  larger
                                        percentage of their respective assets to
                                        an  investment   opportunity   than  the
                                        Adviser  may  commit  of  the  Company's
                                        assets    and   (b)    there    may   be
                                        circumstances  under  which  CWH and its
                                        affiliates  will consider  participation
                                        by   such    accounts   in    investment
                                        opportunities  in which the Adviser does
                                        not  intend  to  invest on behalf of the
                                        Company;   (iii)  situations  may  occur
                                        where the Company could be disadvantaged
                                        because  of  the  investment  activities
                                        conducted by CWH and its  affiliates for
                                        accounts  they manage;  (iv) the Company
                                        may enter into certain transactions with
                                        one or more accounts that are managed by
                                        CWH  or  its  affiliates,  but  only  in
                                        accordance  with the 1940  Act;  (v) the
                                        Adviser, CWH and any of their respective
                                        affiliates  may  in the  future  provide
                                        investment  advisory  services from time
                                        to    time   to    private    investment
                                        partnerships   or  other   entities   or
                                        accounts  that are  advised  by CIBC WM,
                                        CWH or their respective affiliates; (vi)
                                        CWH  and  its   affiliates  may  receive
                                        research   products   and   services  in
                                        connection  with the brokerage  services
                                        that  CIBC  WM and  its  affiliates  may
                                        provide  from time to time (a) to one or
                                        more  entities  managed  by  CWH  or its
                                        affiliates or (b) to
                                        the Company; (vii) from time to time, in
                                        the ordinary course of their  brokerage,
                                        investment or dealer activities, CIBC WM
                                        and its affiliates  may trade,  position
                                        or invest  in,  for their own  accounts,
                                        the  same  securities  as those in which
                                        the   Company   invests;    (viii)   the
                                        investment banking and corporate finance
                                        activities of CIBC WM, Canadian Imperial
                                        Bank of Commerce,  the parent company of
                                        CIBC WM, and its  respective  affiliates
                                        may  restrict the ability of the Company
                                        to purchase or sell certain  securities;
                                        and  (ix)  the  Adviser,   CIBC  WM  and
                                        affiliates  of  CIBC WM are  subject  to
                                        regulation   under   the  Bank   Holding
                                        Company Act and to restrictions  imposed
                                        by the Board of Governors of the Federal
                                        Reserve System on their transactions and
                                        relationships with the Company and these
                                        restrictions  may affect the investments
                                        made by the Company.  Future  activities
                                        of CIBC  WM,  CWH and  their  respective
                                        affiliates,   including  the  respective
                                        directors,   principals,   officers  and
                                        employees  of the  foregoing,  may  give
                                        rise   to   additional    conflicts   of
                                        interest. (See "Conflicts Of Interest.")

Fees and Expenses:                      CIBC WM provides certain  administration
                                        and  investor  services to the  Company,
                                        including, among other things, providing
                                        office space and other support  services
                                        to   the   Company,    maintaining   and
                                        preserving   certain   records   of  the
                                        Company,  preparing  and filing  various
                                        materials   with   state   and   Federal
                                        regulators,    providing    legal    and
                                        regulatory  advice  in  connection  with
                                        administrative  functions  and reviewing
                                        and   arranging   for   payment  of  the
                                        Company's expenses. In consideration for
                                        these services, the Company pays CIBC WM
                                        a monthly administration fee of 0.08333%
                                        (1%  on  an  annualized  basis)  of  the
                                        Company's   net  assets  (the  "CIBC  WM
                                        Fee").  The  CIBC WM Fee is paid to CIBC
                                        WM  out  of the  Company's  assets,  and
                                        debited   against    Members'    capital
                                        accounts  (but not the Special  Advisory
                                        Account). A portion of the CIBC WM Fee is paid by CIBC WM to CWH.

                                        The Company bears all expenses  incurred
                                        in  connection  with  its  business  and
                                        operations,  including,  but not limited
                                        to,   the   following:   all  costs  and
                                        expenses     related    to     portfolio
                                        transactions   and   positions  for  the
                                        Company's   account,   including:   fees
                                        payable     to      consultants      and
                                        professionals;  legal  fees;  accounting
                                        fees;   custody   expenses;   costs   of
                                        insurance;       organizational      and
                                        registration expenses;  certain offering
                                        expenses;  expenses  of  meetings of the
                                        Board of Managers and Members;  the CIBC
                                        WM Fee;  and fees
                                        payable  to  PFPC  Inc.  for   providing
                                        certain administration, accounting and investor services to the Company. (See "Fees and Expenses.") These expenses are not charged to the Special Advisory Account.

Sales Charge:                           Investors  purchasing  Interests  may be
                                        charged sales commissions of up to 3% of the amount transmitted in connection with their subscriptions for Interests.
                                        (See "Subscription for Interests.")

Allocation of Profit and Loss:          The net  profits  or net  losses  of the
                                        Company (including,  without limitation,
                                        net  realized  gain or loss  and the net
                                        change  in  unrealized  appreciation  or
                                        depreciation  of  securities  positions)
                                        are  credited to or debited  against the
                                        capital  accounts  of the Members at the
                                        end of each fiscal  period in accordance
                                        with   their    respective    investment
                                        percentages   for   the   period.   Each
                                        Member's   investment    percentage   is
                                        determined by dividing as of the start of a fiscal period the balance of the Member's capital account by the sum of the balances of the capital accounts of all Members. (See "Capital Accounts and
                                        Allocations - Allocation of Net Profits and Net Losses.")

Incentive Allocation:                   Generally  at  the  end of  each  fiscal
                                        year, an incentive  allocation of 20% of
                                        the net profits,  if any, that have been
                                        credited  to the  capital  account  of a
                                        Member during the period (an  "Incentive
                                        Allocation")  will be  debited  from the
                                        Member's capital account and credited to
                                        the  Special   Advisory   Account.   The
                                        Incentive  Allocation  is  charged  to a
                                        Member   only   to   the   extent   that
                                        cumulative  net profits  with respect to
                                        the  Member  through  the  close  of any
                                        period  exceeds  the  highest  level  of
                                        cumulative  net profits  with respect to
                                        the  Member  through  the  close  of any
                                        prior   period.    For   this   purpose,
                                        cumulative net profits will be adjusted to reflect any repurchases of a Member's
                                        Interest. The Adviser may withdraw any Incentive Allocation credited to its
                                        Special Advisory Account by the last business day of the month following the date on which the Incentive Allocation was made. (See "Capital Accounts and Allocations - Incentive Allocation.")

Subscription for Interests:             The minimum  initial  investment  in the
                                        Company  is  $150,000  and  the  minimum
                                        additional  investment in the Company is
                                        $25,000,  subject to the sole discretion
                                        of  the  Board  of  Managers  to  accept
                                        initial and  additional  investments  in
                                        lesser   amounts.   In  connection  with
                                        initial and  additional  investments,  a
                                        sales  charge of up to 3% of
                                        the   amount    transmitted   for   such
                                        investments  may be  imposed in the sole
                                        discretion  of  the  investor's  account
                                        executive.   Amounts   paid   as   sales
                                        charges,   if  any,   are  included  for
                                        purposes    of    determining    whether
                                        applicable       minimum      investment
                                        requirements have been satisfied.

                                        For the  first  twelve  months  from the
                                        date the Company  commences  operations,
                                        the Board of Managers may accept initial
                                        and   additional    subscriptions    for
                                        Interests  as of the  first  day of each
                                        month. Thereafter, the Board of Managers
                                        may  accept   initial   and   additional
                                        subscriptions  for Interests by eligible
                                        investors   at  such  times  as  may  be
                                        determined by the Board of Managers, but
                                        not more frequently than as of the first
                                        day of each calendar quarter, unless the
                                        Board of Managers  has received a letter
                                        from   counsel   stating   that,   under
                                        applicable  banking  laws,  the Board of
                                        Managers   may   accept    initial   and
                                        additional  subscriptions  from eligible
                                        investors on a more frequent basis.  All
                                        subscriptions are subject to the receipt
                                        of  cleared   funds  on  or  before  the
                                        acceptance date and require the investor
                                        to  submit  a   completed   subscription
                                        document before the acceptance date. The
                                        Board of Managers  reserves the right to
                                        reject any  subscription  for Interests.
                                        The Board of  Managers  may, in its sole
                                        discretion,  suspend  subscriptions  for
                                        Interests  at any  time.  The  Board  of
                                        Managers has  authorized  the Company to
                                        accept   initial    subscriptions    for
                                        Interests  from  eligible  investors who
                                        are directors, officers or employees (or
                                        members of their  families)  of CIBC WM,
                                        CWH or their  respective  affiliates  in
                                        amounts of  $50,000  or more.  Interests
                                        may  not  be  purchased  by  nonresident
                                        aliens,  foreign  corporations,  foreign
                                        partnerships,  foreign trusts or foreign
                                        estates,  all as defined in the Internal
                                        Revenue  Code of 1986,  as amended  (the
                                        "Code").   In   addition,   because  the
                                        Company may generate "unrelated business
                                        taxable  income"  ("UBTI"),   charitable
                                        remainder   trusts   may  not   want  to
                                        purchase Interests because a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI.

Initial Closing Date:                   The anticipated initial closing date for
                                        subscriptions for Interests is March 15, 2000.

Transfer Restrictions:                  Interests   held  by   Members   may  be
                                        transferred only (i) by operation of law
                                        pursuant   to   the   death,    divorce,
                                        bankruptcy, insolvency or dissolution of a Member or (ii) under certain limited circumstances, with the written consent of the

                                        Board of Managers (which may be withheld
                                        in its sole  discretion  and is expected
                                        to be  granted,  if at all,  only  under
                                        extenuating circumstances). The Board of
                                        Managers generally will not consent to a
                                        transfer unless the following conditions
                                        are met: (i) the transferring Member has
                                        been a Member  for at least six  months;
                                        (ii) the proposed transfer is to be made
                                        on the effective date of an offer by the
                                        Company  to  repurchase  Interests;  and
                                        (iii) the transfer does not constitute a
                                        change  in  beneficial  ownership.   The
                                        foregoing permitted transferees will not
                                        be allowed to become substituted Members
                                        without  the  consent  of the  Board  of
                                        Managers,  which may be  withheld in its
                                        sole discretion.  A Member who transfers
                                        an  Interest  may be charged  reasonable
                                        expenses,   including   attorneys'   and
                                        accountants'   fees,   incurred  by  the
                                        Company in connection with the transfer.
                                        (See   "Redemptions,    Repurchases   of
                                        Interests  and  Transfers - Transfers of
                                        Interests.")

Withdrawals and Repurchases
of Interests by the Company:            No Member has the right to  require  the
                                        Company  to  redeem  its  Interest.  The
                                        Company  may from time to time  offer to
                                        repurchase Interests pursuant to written
                                        tenders by Members.  Repurchases will be
                                        made at such  times and on such terms as
                                        may  be   determined  by  the  Board  of
                                        Managers,  in its  sole  discretion.  In
                                        determining  whether the Company  should
                                        repurchase Interests or portions thereof
                                        from   Members   pursuant   to   written
                                        tenders,  the  Board  of  Managers  will
                                        consider  the   recommendation   of  the
                                        Adviser.  The  Adviser  expects  that it
                                        will  recommend to the Board of Managers
                                        that the  Company  offer  to  repurchase
                                        Interests  from  Members  at the  end of
                                        2000.  Thereafter,  the Adviser  expects
                                        that it generally  will recommend to the
                                        Board of Managers that the Company offer
                                        to  repurchase  Interests  from  Members
                                        twice each year, effective at the end of
                                        the second  fiscal  quarter and again at
                                        the  end  of  the  year.  The  Board  of
                                        Managers    will   also   consider   the
                                        following  factors,   among  others,  in
                                        making this  determination:  (i) whether
                                        any  Members  have  requested  to tender
                                        Interests  or  portions  thereof  to the
                                        Company;   (ii)  the  liquidity  of  the
                                        Company's  assets;  (iii) the investment
                                        plans and working  capital  requirements
                                        of  the   Company;   (iv)  the  relative
                                        economies  of scale with  respect to the
                                        size of the Company;  (v) the history of
                                        the Company in repurchasing Interests or
                                        portions  thereof;   (vi)  the  economic
                                        condition of the securities markets; and
                                        (vii) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof. (See

                                        "Redemptions, Repurchases of Interests and Transfers - No Right of Redemption" and "- Repurchases of Interests.")

                                        The Company Agreement  provides that the
                                        Company   shall  be   dissolved  if  the
                                        Interest   of  any   Member   that   has
                                        submitted   a   written   request,    in
                                        accordance with the terms of the Company
                                        Agreement, to tender its entire Interest for repurchase by the Company has not been repurchased within a period of two years of the request.

Summary of Taxation:                    Counsel to the  Company  will  render an
                                        opinion that the Company will be treated
                                        as  a   partnership   and   not   as  an
                                        association taxable as a corporation for
                                        Federal income tax purposes.  Counsel to
                                        the Company also will render its opinion
                                        that, under a "facts and  circumstances"
                                        test set forth in regulations adopted by
                                        the  U.S.   Treasury   Department,   the
                                        Company   will  not  be   treated  as  a
                                        "publicly traded partnership" taxable as
                                        a corporation.  Accordingly, the Company
                                        should not be subject to Federal  income
                                        tax, and each Member will be required to
                                        report on its own annual tax return such
                                        Member's   distributive   share  of  the
                                        Company's taxable income or loss.

                                        If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation (as a result of a successful challenge to the opinions rendered by counsel to the Company or otherwise), the taxable income of the Company would be subject to corporate income tax and any distributions of profits from the Company would be treated as dividends. (See "Tax Aspects.")

ERISA Plans and Other
Tax-Exempt Entities:                    Investors   subject   to  the   Employee
                                        Retirement  Income Security Act of 1974,
                                        as   amended   ("ERISA"),    and   other
                                        tax-exempt     entities     (each,     a
                                        "tax-exempt"    entity)   may   purchase
                                        Interests with the approval of the Board
                                        of  Managers.  The  Company  may utilize
                                        leverage in connection  with its trading
                                        activities.   Therefore,   a  tax-exempt
                                        Member may incur  income  tax  liability
                                        with  respect  to its  share  of the net
                                        profits     from     these     leveraged
                                        transactions  to  the  extent  they  are
                                        treated  as  giving  rise to  "unrelated
                                        business  taxable  income."  The Company
                                        provides  to  tax-exempt   Members  such
                                        accounting  information  as they require
                                        to  report  their  "unrelated   business
                                        taxable income" for income tax purposes.

                                        Investment  in the Company by tax-exempt
                                        entities requires special consideration.
                                        Trustees  or   administrators  of  these
                                        entities are urged to  carefully  review
                                        the    matters    discussed    in   this
                                        Confidential Memorandum.

Term: The Company's term is perpetual unless the Company is otherwise terminated under the terms of the Company Agreement.

Reports to Members:                     The Company furnishes to Members as soon
                                        as  practicable  after  the  end of each
                                        taxable  year  such  information  as  is
                                        necessary  for them to complete  Federal
                                        and  state  income  tax  or  information
                                        returns,   along   with  any  other  tax
                                        information required by law. The Company
                                        will  also  send  Members  an  unaudited
                                        semi-annual and an audited annual report
                                        within  60 days  after  the close of the
                                        period  for  which  the  report is being
                                        made.   Members   also   will   be  sent
                                        quarterly    reports    regarding    the
                                        Company's    operations    during   each
                                        quarter.

Fiscal Year:                            The 12-month period ending December 31.

                                   THE COMPANY

     Sawgrass Fund, L.L.C. (the "Company") is registered under the Investment Company Act of 1940 (the "1940 Act") as a non-diversified, closed-end management investment company. The Company's principal office is located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, and its telephone number is (212) 667-4225. CIBC Oppenheimer Advisers, L.L.C. (the "Adviser"), a Delaware limited liability company, serves as the investment adviser to the Company and is responsible for the Company's investment activities pursuant to an investment advisory agreement. Responsibility for the overall management and supervision of the operations of the Company is vested in the individuals who serve as the Board of Managers of the Company (the "Board of Managers"). (See "Board of Managers.")

                                    STRUCTURE

     The Company is a specialized investment vehicle that combines many of the features of a private investment partnership with those of a closed-end investment company. Private investment partnerships are unregistered, commingled asset pools that are often aggressively managed and offered in large minimum denominations (often over $1 million) through private placements to a limited number of high net worth individual and institutional investors. The general partners of these partnerships are typically compensated through asset-based fees and performance-based allocations. Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that usually are managed more conservatively than most private investment partnerships, subject to relatively modest minimum investment requirements (often less than $2,000) and publicly offered to a broad range of investors. The advisers to these companies are typically compensated through asset-based (but not performance-based) fees.

     The Company is similar to private investment partnerships in that its investment portfolio may be more actively managed than most other investment companies and interests in the Company ("Interests") are sold in comparatively large minimum denominations ($150,000) in private placements solely to high net worth individual and institutional investors, whose capital accounts will be subject to both asset-based fees and performance-based allocations. However, the Company, like other closed-end investment companies, has registered under the 1940 Act to be able to offer its Interests without limiting the number of investors that can participate in its investment program. This permits a larger number of investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment partnerships.

                               INVESTMENT PROGRAM

     The Company's investment objective is to seek superior long-term capital appreciation. It pursues this objective by investing its assets primarily in the equity securities of small to medium size emerging growth companies. Equity securities include common and preferred stock and other securities having equity characteristics, including convertible debt securities, stock options, warrants and rights. Generally, the Company's investment time horizon, i.e., the time period the Company will hold its investments, will be greater than one year. The Company's portfolio of securities is expected to include long and short positions in equity securities. As part of its investment program, the Company may effect short sales of securities and may invest in debt securities. The Company may also utilize swaps, swaptions and other derivative instruments such as forward contracts and options on stock indices and structured equity related products. Although the Company will invest primarily in the securities of U.S. issuers, it may invest up to one-third of the value of its total assets in the securities of foreign issuers, including depositary receipts relating to foreign securities. (See "Types of Investments and Related Risk Factors.")

     Depending upon market conditions and the availability of suitable investment opportunities, the Company may utilize leverage in pursuing its investment objective. Leverage is the practice of borrowing money to purchase investments, which the Company may do by purchasing securities on margin, borrowing from a bank or entering into reverse repurchase agreements.

     Although the philosophy underlying the management of the Company is that the development and expansion of the emerging growth companies in which the Company invests will provide for growth of the Company's assets over a 3 to 5 year period, the Company's portfolio may also generate current income, and short-term gains will be taken where appropriate.

     The Company will endeavor to attain its investment goals primarily by making investments that are stock specific, i.e., related directly to the prospects of certain small to medium sized emerging growth companies.

     In seeking investment opportunities, the Adviser will generally focus on the securities of companies that have managements with proven track records and the ability to develop and introduce new products or services, and which have exhibited demonstrable pricing flexibility. High barriers to market entry by competitors will also be a consideration. In the Adviser's view, financial characteristics of such companies generally include low balance sheet leverage and high debt coverage, growth in unit and dollar sales, margin expansion, and high current or potential return on invested capital.

     Theme analysis will be central to the Adviser's decision-making process. Theme analysis involves the identification of high growth niches of the economy that the Adviser believes will become the focus of investor attention in the coming twelve to eighteen months. Once a high growth niche is chosen, the Adviser will select those companies within that niche that, in its view, exhibit financial strength and the most favorable growth characteristics. Examples of themes include laser vision correction procedures, "middleware" software applications, and "voice over IP" telephony technologies.

     Although the Adviser's selection of a security will focus on its long-term merits, the size of a position may vary considerably depending upon current levels of valuation, rate of earnings growth, and stage of the product cycle. To the extent possible, the Adviser will try to take advantage of market volatility by selling into what it believes to be valuation excesses and buying into what it believes to be depressed periods.

     In managing the investments of the Company, the Adviser will rely on investment research and fundamental analysis of company financial data in seeking to identify attractive investment opportunities. The research process involves company visits, continuous updating of valuation models, review and analysis of published research and discussions with industry sources. Investment professionals employed by CWH Associates, Inc. ("CWH") will manage the Company's investment portfolio on behalf of the Adviser.

     The research process will involve direct contact with the management of the companies in which the Company invests, augmented where necessary by contacts with competitors, suppliers or end users of relevant products. The Adviser intends to use information provided by specialized research firms or regional brokerage companies in order to become more knowledgeable about particular industries and geographic areas. In addition, brokerage firm analysts will be used as either research backup or company specialists, trade publications and industry sources will be studied on an ongoing basis, and consultants will be utilized in specialized cases. Finally, the network of other investment managers and analysts with which the Company's portfolio managers have become acquainted during the years in which they have worked as investment advisers will be utilized as informal sources of information.

     The assets of the Company will be invested primarily in equity securities that the Adviser believes are undervalued or that, in the judgment of the Adviser, offer other opportunities for capital appreciation based on consideration of relevant company-, industry- and market-specific factors and trends. For example, the Adviser will seek to identify securities in particular market sectors that are undervalued relative to other issuers in the same sector or which have characteristics making the issuer a potential acquisition target. In addition, the Adviser may cause the Company to sell short the securities of an issuer that it believes to be overvalued relative to similar issuers.

     The   Company  may  also   invest  in   non-convertible   bonds  and  other
non-convertible debt securities when the Adviser believes that these securities offer opportunities for capital appreciation.

     During periods of adverse market conditions, the Company may deviate from its investment objective and invest all or any portion of its assets in high quality debt securities, including money market instruments, or hold cash. The Company may also invest in money market instruments or hold cash for liquidity purposes. (See "Types of Investments and Related Risk Factors - Temporary Investments.")

     In pursuing its investment objective, or for hedging purposes, the Company may use various investment techniques and strategies. These may include the use of leverage, short sales of securities and the purchase and sale of options on securities and stock indices, subject, however, to certain limitations described elsewhere in this Confidential Memorandum, including any policies that may be established by the Board of Managers. The use of these investment techniques and instruments involves certain risks. (See "Types of Investments and Related Risk

Factors.") The Company will comply with applicable regulatory requirements, including the asset coverage requirements under the 1940 Act, in connection with its use of these strategies.

     Additional information about the types of investments that will be made by the Company, its investment practices and related risk factors is provided below. Except as otherwise indicated, the Company's investment policies and restrictions are not fundamental and may be changed without a vote of Members. (See "Types of Investments and Related Risk Factors - Investment Policies And Restrictions.")

     THE COMPANY'S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S INVESTMENT OBJECTIVE WILL BE ACHIEVED. IN PARTICULAR, THE COMPANY'S USE OF LEVERAGE, SHORT SELLING AND
DERIVATIVES TRANSACTIONS, AND ITS LIMITED DIVERSIFICATION CAN, IN CERTAIN CIRCUMSTANCES, RESULT IN SIGNIFICANT LOSSES TO THE COMPANY.

                  TYPES OF INVESTMENTS AND RELATED RISK FACTORS

Equity Securities

     A significant portion of the Company's investment portfolio normally will consist of long and short positions in common stocks and other equity securities. The values of equity securities change in response to many factors, including, but not limited to, the activities and financial condition of individual companies, the business market in which individual companies compete and general market and economic conditions.

     The Company's investments in equity securities of U.S. companies will include securities that are listed on U.S. securities exchanges as well as unlisted securities that are traded over-the-counter. Equity securities of companies traded over-the-counter may not be traded in the volumes typically found on a national securities exchange. Consequently, the Company may be required to dispose of these securities over a longer (and potentially less favorable) period of time than is required to dispose of the securities of exchange listed companies. There is no minimum required market capitalization of the companies in which the Company may invest, and the Company may invest a significant portion of its assets in securities of companies having smaller market capitalization. These companies may not be well known to the investing public, may not have significant institutional ownership and may have cyclical, static or only moderate growth prospects. Additionally, the securities of these companies may be more volatile in price and have less liquidity than the securities of companies having larger market capitalization.

     Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

     Preferred Stocks. Preferred stock generally has a preference over an issuer's common stock as to dividends and upon the event of liquidation, but it ranks junior to debt securities in an issuer's capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer's board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer's common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

     Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their debt characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

     The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a debt security.

     A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the Company is called for redemption, the Company will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Company's ability to achieve its investment objective.

Bonds and Other Debt Securities

     Generally. The Company may invest in bonds and other debt securities. The Adviser (subject to any policies established by the Board of Managers) will invest in these securities when they offer opportunities for capital appreciation and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Debt securities include, among other securities: bonds, notes and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("U.S. Government Securities") or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Debt securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

     The Company may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization ("NRSRO") in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Adviser to be of comparable quality. Non-investment grade debt securities (typically called "junk bonds") are securities that have received a rating from a NRSRO of below investment grade or have been given no rating, and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities. The Company will not invest more than 20% of its total assets in non-convertible debt securities which have not received an investment grade rating from at least one NRSRO.

Limited Diversification

     The Company is a "non-diversified" investment company. Thus, there are no percentage limitations on the percentage of the Company's assets that may be invested in the securities of any one issuer. To the extent that a relatively high percentage of the Company's assets were invested in the securities of a limited number of issuers, some of which may be within the same industry, the Company's investment portfolio will be more susceptible to any single economic, political or regulatory occurrence than the portfolio of a diversified investment company.

     The Company intends to invest no more than 15% of the value of its total assets in the securities of any one issuer. However, while seeking desirable investments, the Company may temporarily exceed this limitation subject to other applicable policies and procedures.

Foreign Securities

     Although the Company invests primarily in the securities of publicly traded U.S. issuers, it may invest up to one-third of the value of its total assets in securities of foreign issuers and in depositary receipts, such as American Depositary Receipts ("ADRs"), that represent indirect interests in securities of foreign issuers. Foreign securities in which the Company may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. Investments in foreign securities are affected by risk factors generally not thought to be present in the U.S. These factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in pricing; less public information about issuers of foreign securities; less governmental regulation and supervision over the issuance and trading of securities than in the U.S.; the unavailability of financial information regarding the foreign issuer or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets of the Company between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in foreign countries. Moreover, governmental issuers of foreign securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in foreign countries also involves higher brokerage and custodian expenses than does investment in domestic securities.

     Other risks of investing in foreign securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other foreign or U.S. laws or restrictions, or devaluations of foreign currencies. A decline in the exchange rate would reduce the value of certain of the Company's foreign currency denominated portfolio securities irrespective of the performance of the underlying investment. In addition, the Company may incur costs in connection with conversion between various currencies. The foregoing risks may be greater in emerging industrialized and less developed countries.

     The Company may enter into forward currency exchange contracts ("forward contracts") for hedging purposes and non-hedging purposes to pursue its investment objective. Forward contracts are transactions involving the Company's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Company for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when the Company anticipates purchasing or selling a foreign security. This technique would allow the Company to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of the Company's existing holdings of foreign securities. There may be, however, imperfect correlation between the Company's foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue the Company's investment objective (subject to any policies established by the Board of Managers), such as when the Adviser anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Company's investment portfolio.

Leverage

     The Company may borrow money to purchase securities, a practice known as "leverage," which involves certain risks. In this regard, the Company may make margin purchases of securities, borrow money from banks and enter into reverse repurchase agreements. The Company may also borrow money for temporary or emergency purposes or in connection with the repurchase of Interests.

     Trading equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. This involves the transfer by the Company of the underlying security to a counterparty in exchange for cash proceeds based on a percentage (which can be as high as 95% to 100%) of the value of the debt instrument.

     Although leverage will increase investment return if the Company earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if the Company fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of the value of the Company's investment portfolio. In the event that the Company's equity or debt instruments decline in value, the Company could be subject to a "margin call" or "collateral call," pursuant to which the Company must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of the Company's assets, the Company might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Company also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

     The 1940 Act requires the Company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Company incurs the indebtedness (the "Asset Coverage Requirement"). This means that the value of the Company's total indebtedness may not exceed one-third the value of its total assets (including such indebtedness), measured at the time the Company incurs the indebtedness. The staff of the Securities and Exchange Commission's Division of Investment Management (the "SEC Staff") takes the position that short sales of securities, reverse repurchase agreements, use of margin, sales of put and call options on specific securities or indices, investments in certain other types of instruments (including certain derivatives such as swap agreements), and the purchase and sale of securities on a when-issued or forward commitment basis, may be deemed to constitute indebtedness subject to the Asset Coverage Requirement.

     The SEC Staff has stated, however, that it will not deem a portfolio position involving such instruments to be subject to the Asset Coverage Requirement if an investment company "covers" its position by segregating liquid securities on its books or in an account with its custodian in amounts sufficient to offset the liability associated with the position. Generally, in conjunction with portfolio positions that are deemed to constitute senior securities, the Company must: (1) observe the Asset Coverage Requirement; (2) maintain daily a segregated account in cash or liquid securities at such a level that the amount segregated plus any amounts pledged to a broker as collateral will equal the current value of the position; or (3) otherwise cover the portfolio position with offsetting portfolio securities. Segregation of assets or covering portfolio positions with offsetting portfolio securities may limit the Company's ability to otherwise invest those assets or dispose of those securities.

     In order to obtain "leveraged" market exposure in certain investments and to increase the overall return to the Company of various investments, the Company may purchase options and other synthetic instruments that do not constitute "indebtedness" for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and therefore may, in some cases, involve significant risks of loss.

Short Sales

     The Company may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Adviser (subject to any policies established by the Board of Managers) believes possess volatility characteristics similar to those being hedged. In addition, the Company may use short sales for non-hedging purposes to pursue its investment objective. To effect a short sale, the Company will borrow a security from a brokerage firm to make delivery to the buyer. The Company is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. Until the security is replaced, the Company is required to pay to the brokerage firm any accrued interest or dividend and may be required to pay a premium.

     The Company will realize a gain if the borrowed security declines in price between the date of the short sale and the date on which the Company replaces the security. The Company will incur a loss if the price of the borrowed security increases between those dates. This loss can increase rapidly and without effective limit. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium or interest the Company may be required to pay in connection with a short sale. There is a risk that the borrowed securities would need to be returned to the brokerage firm on short notice. If a request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur, wherein the Company might be compelled, at the most disadvantageous time, to replace borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the price at which the securities were sold short. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged. Short selling may exaggerate the volatility of the Company's investment portfolio. Short selling may also produce higher than normal portfolio turnover and may result in increased transaction costs to the Company.

Reverse Repurchase Agreements

     Reverse repurchase agreements involve the Company's sale of a security to a bank or securities dealer and the Company's simultaneous agreement to repurchase that security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Company. Reverse repurchase transactions are a form of leverage which may also increase the volatility of the Company's investment portfolio. The Company has adopted procedures designed to minimize certain of the risks of loss associated with reverse repurchase transactions.

Special Investment Instruments and Techniques

     The Company may utilize a variety of special investment instruments and techniques (described below) to hedge its investment portfolio against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue the Company's investment objective. These strategies may be executed through derivative transactions. The instruments the Company may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Company may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions to pursue the Company's investment objective.

     Call and Put Options on Individual Securities. The Company may purchase call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

     A covered call option written by the Company is a call option with respect to which the Company owns the underlying security. The sale of such an option exposes the Company during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option written by the Company is a put option with respect to which cash or liquid securities have been placed in a segregated account on the Company's books or with the Company's custodian to fulfill the obligation undertaken. The sale of such an option exposes the Company during the term of the option to a decline in price of the underlying security while depriving the Company of the opportunity to invest the segregated assets.

     The Company may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Company will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Company would ordinarily make a similar "closing sale transaction," which involves liquidating the Company's position by selling the option previously purchased, although the Company would be entitled to exercise the option should it deem it advantageous to do so. The Company may also invest in so-called "synthetic" options or other derivative instruments written by broker-dealers.

     Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Company bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. These options may also be illiquid and, in such cases, the Company may have difficulty closing out its position. Over-the-counter options purchased and sold by the Company may also include options on baskets of specific securities.

     Warrants and Rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the value of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

     Call and Put Options on Securities Indices. The Company may purchase and sell call and put options on stock indices (such as the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") or the Standard & Poor's 100 Index) listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objective. A stock index fluctuates with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options for hedging purposes will depend upon the extent to which price movements in the Company's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Company will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Company of options on stock indexes will be subject to the Adviser's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

     Additional Derivative Transactions. The Company may take advantage of opportunities in the area of swaps, options on various underlying instruments, swaptions and certain other customized derivative instruments. In addition, the Company may take advantage of opportunities with respect to certain other derivative instruments that are not presently contemplated for use by the Company or which are currently not available, but which may be developed, to the extent such opportunities are both consistent with the Company's investment objective and legally permissible for the Company. Special risks may apply to instruments that are invested in by the Company in the future, which risks cannot be determined at this time or until such instruments are developed or invested in by the Company.

     A swap is a contract under which two parties agree to make periodic payments to each other based on specified interest rates, an index or the value of some other instrument, applied to a stated, or "notional", amount. Swaps generally can be classified as interest rate swaps, currency swaps, commodity swaps or equity swaps, depending on the type of index or instrument used to calculate the payments. Such swaps would increase or decrease the Company's investment exposure to the particular interest rate, currency, commodity or equity involved. A swaption is an option entitling one party to enter into a swap agreement with the counterparty. In addition to swaps and swaptions, the Company may become a party to various other customized derivative instruments entitling the counterparty to certain payments on the gain or loss on the value of an underlying or referenced instrument. Certain swaps, options and other derivative instruments may be subject to various types of risks, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, swaps and other derivatives can involve significant economic leverage and may, in some cases, involve significant risks of loss.

Lending Portfolio Securities

     The Company may lend its portfolio securities to domestic and foreign brokers, dealers and financial institutions. These loans will be secured by collateral (consisting of cash, U.S. Government Securities or irrevocable letters of credit) maintained in an amount equal to at least 100% of the market value, determined daily, of the loaned securities. The Company may at any time call the loan and obtain the return of the securities loaned. The Company will be entitled to payments equal to the interest and dividends on the loaned security and may receive a premium for lending the securities. Lending portfolio securities may result in income to the Company, but there may be delays in the recovery of the loaned securities or a loss of rights in the collateral supplied should the borrower fail financially. Securities lending involves a form of leverage, and the Company may incur a loss if securities purchased with the collateral from securities loans decline in value.

When-Issued and Forward Commitment Securities

     The Company may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by the Company to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Company. When-issued securities and forward commitments may be sold prior to the settlement date. If the Company disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions will be subject to the Company's limitation on indebtedness unless, at the time the Company enters into such a transaction, a segregated account consisting of cash, U.S. Government Securities or liquid securities equal to the value of the when-issued or forward commitment securities is established and maintained. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by the Company on a forward basis will not honor its purchase obligation. In such cases, the Company may incur a loss.

Restricted and Illiquid Investments

     Although the Company will invest primarily in publicly traded securities, it may invest up to 15% of the value of its total assets (measured at the time of purchase) in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act of 1933 ("1933 Act") or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. In recognition of the increased size and liquidity of the institutional markets for unregistered securities and the importance of institutional investors in the formation of capital, the Securities and Exchange Commission ("SEC") has adopted Rule 144A under the 1933 Act, which is designed to further facilitate efficient trading among qualified institutional investors by permitting the sale of certain unregistered securities to qualified institutional buyers. The Company will be eligible to purchase securities in Rule 144A transactions if and when it and all other investment companies for which the Adviser serves as the investment adviser own, in the aggregate, at least $100 million of securities of unaffiliated issuers. To the extent privately placed securities held by the Company qualify under Rule 144A, and an institutional market develops for those securities, the Company likely will be able to dispose of the securities without registering them under the 1933 Act. To the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A securities could have the effect of increasing the level of the Company's illiquidity. The Company may adopt procedures under which certain Rule 144A securities will not be deemed to be illiquid, if certain criteria are satisfied with respect to those securities and the market therefor. Foreign securities that can be freely sold in the markets in which they are principally traded are not considered by the Company to be restricted. Regulation S under the 1933 Act permits the sale abroad of securities that are not registered for sale in the United States. Repurchase agreements with maturities of more than seven days will be treated as illiquid.

     Where registration is required to sell a security, the Company may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Company may be permitted to sell a security under an effective registration statement. If, during such period, adverse market conditions were to develop, the Company might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists and other illiquid investments are valued at fair value as determined in accordance with procedures approved and periodically reviewed by the Board of Managers.

     Restricted securities and other illiquid investments involve the risk that the securities will not be able to be sold at the time desired by the Adviser or at prices approximating the value at which the Company is carrying the securities.

Temporary Investments

     For defensive purposes, the Company may temporarily invest all or a substantial portion of its assets in high quality debt securities and money market instruments, or may temporarily hold cash or cash equivalents in such amounts as the Adviser deems appropriate under the circumstances. Securities will be deemed to be of high quality if they are rated in the top three categories by an NRSRO or, if unrated, are determined to be of comparable quality by the Adviser. Money market instruments are high quality, short-term debt obligations (which generally have remaining maturities of one year or less), and may include: U.S. Government Securities; commercial paper; certificates of deposit and banker's acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation; and repurchase agreements for U.S. Government Securities. In lieu of purchasing money market instruments, the Company may purchase shares of money market mutual funds that invest primarily in U.S. Government Securities and repurchase agreements involving those securities, subject to certain limitations imposed by the 1940 Act.

     The Company may also invest in money market instruments or purchase shares of money market mutual funds pending investment of its assets in equity securities or non-money market fixed-income securities, or to maintain such liquidity as may be necessary to effect repurchases of Interests from Members or for other purposes.

     Repurchase agreements are agreements under which the Company purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Company at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent, the Company's right to dispose of the securities may be restricted, or the value of the securities may decline before the Company is able to dispose of them. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Company may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. If the seller defaults, the value of the securities may decline before the Company is able to dispose of them. If the Company enters into a repurchase agreement that is subject to foreign law and the other party defaults, the Company may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and may suffer delays and losses in disposing of the collateral as a result. The Company has adopted procedures designed to minimize certain of the risks of loss from the Company's repurchase agreement transactions.

Investment Policies and Restrictions

     The Company has adopted the following six fundamental investment policies, which cannot be changed without the vote of a majority of the Company's outstanding voting securities (as defined by the 1940 Act):

     (1) The Company will not invest more than 25% of the value of its total assets in the securities (other than U.S. Government Securities) of issuers engaged in any single industry.

     (2) The Company will not issue senior securities representing stock, but may borrow money from banks, brokers and other lenders, and may engage in transactions involving the issuance by the Company of "senior securities" representing indebtedness, to the extent permitted by the 1940 Act.

     (3) The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

     (4) The Company will not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company's investment policies.

     (5) The Company will not purchase or sell commodities or commodity contracts, but the Company may purchase and sell foreign currency and enter into foreign currency forward contracts, and may engage in other transactions in financial instruments, in each case to the extent permitted under the Company's investment policies as in effect from time to time.

     (6) The Company will not purchase, hold or deal in real estate, but may invest in securities that are secured by real estate or that are issued by companies that invest or deal in real estate.

     The investment objective of the Company is also fundamental and may not be changed without a vote of a majority of the Company's outstanding voting securities.

     Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Company, means the vote, at an annual or a special meeting of the security holders of the company duly called,
(A) of 67 percent or more of the voting securities present at the meeting, if the holders of more than 50 percent of the outstanding voting securities of the company are present or represented by proxy; or (B) of more than 50 percent of the outstanding voting securities of the company, whichever is less.

     With respect to these investment restrictions, and other policies described in this Confidential Memorandum, if a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company's total assets, unless otherwise stated, will not constitute a violation of the restriction or policy. In addition to the restrictions contained in the fundamental investment policies stated above, the Company is subject to certain restrictions imposed by the 1940 Act on registered investment companies, including restrictions with respect to its investment in the securities of other investment companies, insurance companies and companies engaged in certain securities related businesses.

     Generally, the Company may not purchase or otherwise acquire the securities of any company that derives more than 15% of its gross revenues from securities related activities, which means activities as a broker, dealer, underwriter or registered investment adviser (a "Securities Related Issuer"), unless it complies with the following conditions: (i) immediately after a purchase of equity securities of a Securities Related Issuer, the Company may not own more than 5% of the outstanding securities of any class of equity securities of the issuer; (ii) immediately after the purchase of a debt security of a Securities Related Issuer, the Company may not own more than 10% of the outstanding principal amount of the issuer's debt securities; and (iii) immediately after any such purchase, the Company may not have invested more than 5% of its total assets in securities of the Securities Related Issuer. Under applicable rules, the Company may not purchase any securities of a Securities Related Issuer that is the investment adviser or principal underwriter of the Company or is an affiliated person of the adviser or principal underwriter.

     The Company is also generally prohibited from purchasing or otherwise acquiring: (i) more than 3% of the outstanding voting securities of any other investment company; (ii) securities issued by another investment company having an aggregate value in excess of 5% of the total assets of the Company; and (iii) securities of all investment companies having an aggregate value in excess of 10% of the total assets of the Company.

     In addition, the Company generally is prohibited from purchasing or otherwise acquiring any security (not limited to equity or debt individually) issued by any insurance company if the Company and any company controlled by the Company own in the aggregate or, as a result of the purchase, will own in the aggregate more than 10% of the total outstanding voting stock of the insurance company. Certain state insurance laws impose similar limitations.

     The BHC Act, together with the rules and regulations of the Board of Governors of the Federal Reserve (the "Federal Reserve"), impose certain restrictions on the ability of bank holding companies and their subsidiaries to own equity securities of certain issuers. Canadian Imperial Bank of Commerce ("CIBC"), the parent company of CIBC WM, the managing member of the Adviser, is subject to the BHC Act and those rules and regulations. CIBC may also be deemed to "control" the Company for purposes of the BHC Act as a result of the Managers of the Company also serving on the boards of other CIBC WM investment funds that may be deemed to be controlled by CIBC WM under the BHC Act.

     In particular, CIBC generally may not own or control, directly or indirectly, more than 5% of the outstanding shares of any class of voting securities or more than 25% of the outstanding equity (including subordinated debt) of a non-banking company with business activities in the United States, or, without the approval of the Federal Reserve and other appropriate regulatory agencies, more than 5% of the outstanding shares of any class of voting securities or more than 25% of the outstanding equity (including subordinated debt) of any issuer that is a bank, bank holding company, thrift or thrift holding company (the "Equity Limit"). Because CIBC may be deemed to control the Company within the meaning of the BHC Act, the Company's holdings of all such securities will be aggregated with those of CIBC and its subsidiaries (including CIBC WM) for purposes of calculating the Equity Limit. Consequently, the Company generally will be unable to purchase equity securities that, when taken together with the equity securities of an issuer owned or controlled by CIBC and its subsidiaries, would cause the Equity Limit to be exceeded. In addition, CIBC and its subsidiaries generally will be precluded under the BHC Act from exerting a "controlling influence over the management or policies" of a company with business activities in the United States. Consequently, activities in relation to companies in which the Company may invest will need to be conducted so as not to result in a determination of "control" within the meaning of the BHC Act.

     After March 11, 2000, the Equity Limit may no longer apply to the Company, as a result of amendments to the BHC Act that take effect on that date.

     The Adviser does not expect that the restrictions imposed by the BHC Act will adversely impact the investment operations of the Company.

     The Adviser will not cause the Company to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. The Company may effect brokerage transactions through affiliates of the Adviser, subject to compliance with the 1940 Act. (See "Conflicts Of Interest - CIBC WM" and "Brokerage.")

                             ADDITIONAL RISK FACTORS

Small and Mid Capitalization Companies

     A significant portion of the Company's assets will normally be invested in securities of small and mid capitalization companies. Historically, such securities have been more volatile in price than those of larger capitalized, more established companies included in the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500"). The securities of small and mid capitalization companies pose greater investment risks because such companies may have limited product lines, distribution channels and financial and managerial resources. Further, there is often less publicly available information concerning such companies than for larger, more established businesses. The equity securities of small and mid capitalization companies are often traded over-the-counter or on regional exchanges and may not be traded in the volumes typical on a national securities exchange. Consequently, the Company may be required to dispose of such securities over a longer (and potentially less favorable) period of time than is required to dispose of the securities of larger, more established companies. Investments in companies with limited operating histories are more speculative and entail greater risk than do investments in companies with an established operating record.

Incentive Allocation

     The special allocation of 20% of net profits to the Special Advisory Account (defined below) of the Adviser may create an incentive for the Adviser to cause the Company to make investments that are riskier or more speculative than would be the case in the absence of the Incentive Allocation. In addition, because the allocation is calculated on a basis that includes unrealized appreciation of the Company's assets, the Incentive Allocation may be greater than if it were based solely on realized gains. (See "Capital Accounts and Allocations - Incentive Allocation.")

Tax Risks

     Counsel to the Company will render an opinion that the Company will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Counsel to the Company has also rendered its opinion that, under a "facts and circumstances" test set forth in regulations adopted by the U.S. Treasury Department, the Company will not be treated as a "publicly traded partnership" taxable as corporation. If it were determined that the Company should be treated as an association or publicly traded partnership taxable as a corporation (as a result of a successful challenge to the opinions rendered by counsel to the Company or otherwise), the taxable income of the Company would be subject to corporate income tax and distributions of profits from the Company would be treated as dividends. (See "Tax Aspects - Tax Treatment of Company Operations - Classification of the Company.")

Lack of Operating History

     The Company is a recently formed entity and has no operating history upon which investors can evaluate the performance of the Company. However, the principal members of the Adviser responsible for managing the Company's investment portfolio (including such members' employees and affiliates) have substantial experience in managing investment portfolios and private investment funds. Moreover, CWH, a member of the Adviser whose personnel is primarily responsible for managing the Company's investment portfolio, has substantial experience in managing private investment funds that have investment programs that are substantially similar to the Company's investment program. (See "Performance Information," "The Adviser, CIBC WM and CWH Associates, Inc." and "Conflicts of Interest - Participation in Investment Opportunities.")

Liquidity Risks

     Interests are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Company may offer to repurchase Interests from time to time, a Member may not be able to liquidate its Interest in the Company for up to two years. The Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members at the end of 2000, and, for each year thereafter, twice each year, effective at the end of the second fiscal quarter and again at the end of the year. (See "Redemptions, Repurchases of Interests and Transfers.")

Distributions to Members and Payment of Tax Liability

     The Company does not intend to make periodic distributions of its net income or gains, if any, to Members. Whether or not distributions are made, Members will be required each year to pay applicable Federal and state income taxes on their respective shares of the Company's taxable income, and will have to pay applicable taxes from other sources. The amount and times of any distributions will be determined in the sole discretion of the Board of Managers.

                             PERFORMANCE INFORMATION

     Appendix B contains performance information for Worthington Growth L.P., a private investment partnership managed by an entity controlled by CWH, with an investment program substantially similar to that of the Company, from January 1, 1990 through December 31, 1999. The future performance of the Company may differ from that of Worthington Growth L.P. (See "Conflicts of Interest -- Participation in Investment Opportunities.") PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

                                BOARD OF MANAGERS

     The Board of Managers has overall responsibility for the management and supervision of the operations of the Company and has approved the Company's investment program. It exercises the same powers, authority and responsibilities on behalf of the Company as are customarily exercised by the board of directors of a registered investment company organized as a corporation, and it has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Company's business. The persons comprising the Board of Managers ("Managers") will not contribute to the capital of the Company in their capacity as Managers, but may subscribe for Interests, subject to the eligibility requirements described in this Confidential Memorandum.

     The  identity  of  the  members  of  the  Board  of  Managers,   and  brief
biographical information regarding each Manager, is set forth below.

            Name, Address        Position(s) Held                 Principal Occupation(s)
               and Age           with the Company                    During Past 5 years
           ---------------       ----------------                  ---------------------

Sol Gittleman                    Manager               Mr.  Gittleman  has been Senior Vice  President and
                                                       Provost of Tufts  University  since  1981.  He is a
Ballou Hall                                            Director  of the Mexico  Equity  and  Income  Fund,
Tufts University                                       Inc.  and  CIBC  Oppenheimer  Technology  Partners,
Medford, MA  02155                                     L.L.C.,  as well as an Individual  General  Partner
Age 64                                                 of Augusta Partners, L.P. and Troon Partners, L.P.

Luis Rubio                       Manager               Dr. Rubio is  President of Centro de  Investigation
                                                       Para  El  Desarrollo,   A.C.  (Center  of  Research
Centro de Investigacion                                Development),  Adjunct Fellow, Center for Strategic
Para El Desarrollo, A.C.                               and  International  Studies  and a  Member  of  the
Jaime Balmes No. 11,  D-2                              Advisory  Board of the National  Council of Science
Los Morales Polanco                                    and  Technology  of  Mexico.  He is also a Director
Mexico D.F. 11510                                      of the  Central  European  Value  Fund,  Inc.,  The
Age 43                                                 Mexico  Equity  and  Income  Fund,  Inc.  and  CIBC
                                                       Oppenheimer  Technology  Partners,  L.L.C., as well
                                                       as certain other offshore private  investment funds
                                                       associated  with CIBC WM. He is also an  Individual
                                                       General  Partner  of  Augusta  Partners,  L.P.  and
                                                       Troon  Partners,   L.P.  From  1991  to  1993,  Dr.
                                                       Rubio was a Director  of Banco  National  de Mexico
                                                       S.A.

Janet L. Schinderman             Manager               Ms.  Schinderman  is  Associate  Dean  for  Special
                                                       Projects  and  Secretary  to the Board of Overseers
Columbia Business School                               at   Columbia    Business    School   of   Columbia
Office of the Dean                                     University.  From  1987  to  1990,  she  served  as
101 Uris Hall                                          Executive   Assistant  to  the   President  at  the
Columbia University                                    Illinois  Institute of Technology.  Ms. Schinderman
New York, NY  10027                                    is also an  Individual  General  Partner of Augusta
Age 47                                                 Partners, L.P. and Troon Partners, L.P.

Howard M. Singer*                Manager               Mr.   Singer   is  a   Managing   Director,  Asset


                                       31-

            Name, Address        Position(s) Held                 Principal Occupation(s)
               and Age           with the Company                     During Past 5 years
           ---------------       ----------------                   ---------------------

                                                       Management, CIBC WM.
CIBC World Markets Corp.
1 World Financial Center
New York, New York  10281
Age 36

* Manager who is an "interested person" (as defined by the 1940 Act) of the Company.

     The Managers serve for terms of indefinite duration. A Manager's position in that capacity will terminate if the Manager is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Manager may resign, subject to giving 90 days' prior written notice to the other Managers if such resignation is likely to affect adversely the tax status of the Company, and may be removed either by vote of two-thirds (2/3) of the Managers not subject to the removal vote or by a vote of the Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of an Manager, the remaining Managers may appoint an individual to serve as an Manager, so long as immediately after the appointment at least two-thirds (2/3) of the Managers then serving have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of an Manager, and must do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of Managers then serving.

     The following table sets forth certain information regarding the compensation expected to be received by the Managers who are not "interested persons" (as defined by the 1940 Act) of the Company or the Adviser (the "Independent Managers") from the Company and from all registered investment companies for which the Adviser or its affiliates serve as investment adviser for the calendar year ending December 31, 2000. No compensation is paid by the Company to Managers who are "interested persons" (as defined by the 1940 Act) of the Company or the Adviser.

                                                          COMPENSATION TABLE

                                                         Pension or
                                                    Retirement Benefits
                                                     Accrued as Part of     Estimated Annual      Total Compensation
                                 Compensation             Company            Benefits Upon           from CIBC WM
      Name of Person             from Company             Expenses             Retirement          Registered Funds
      --------------             ------------         ----------------         ----------          ----------------

Sol Gittleman                       $7,800                   0                      0                  $31,200

Luis Rubio                          $7,800                   0                      0                  $46,800

Janet Schinderman                   $7,800                   0                      0                  $23,400

     Currently, the Independent Managers are each paid an annual retainer of $5,000 and per meeting fees of $700 (or $100 in the case of telephonic meetings) by the Company, and are reimbursed by the Company for their reasonable out-of-pocket expenses. The Managers do not receive any pension or retirement benefits from the Company.

                  THE ADVISER, CIBC WM AND CWH ASSOCIATES, INC.

     The Adviser serves as the Company's investment adviser and has been given the responsibility to manage the investment portfolio of the Company, subject to the ultimate supervision of and subject to any policies collectively established by the Board of Managers, including the Company's fundamental investment policies, pursuant to the terms of an investment advisory agreement entered into between the Company and the Adviser dated as of January 5, 2000 (the "Investment Advisory Agreement").

     The Adviser was formed as a Delaware limited liability company in October 1997 and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The Adviser serves as an investment adviser or general partner of other registered and private investment companies. The offices of the Adviser are located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, and its telephone number is (212) 667-4225.

     CIBC WM is the managing member of (and therefore controls) the Adviser and oversees the Adviser's provision of investment advice to the Company. CWH is a non-managing member of the Adviser and provides the Adviser with use of and access to such of its personnel, research and facilities as the Adviser requires to manage the Company's investment portfolio. Such personnel have the responsibility, subject only to the supervision of the personnel of CIBC WM and the Board of Managers, for the investment advisory services provided to the Company. The interest of CIBC WM and CWH in the Adviser, as it relates to the Adviser's business of providing services to the Company, is represented by a separate series of interests in the Adviser relating specifically to such business. Pursuant to applicable law, the debts, liabilities and obligations of the Adviser related to that series are enforceable against the assets of that series only, and not against the assets of any other series or of the Adviser generally. Similarly, the debts, liabilities and obligations of the Adviser relating to any other series of interests in the Adviser are not enforceable against the assets of the series relating to the Company. Other series of interests in the Adviser represent interests in other business activities of the Adviser.

     The Adviser and companies controlling the Adviser (including CIBC WM, its managing member, and CIBC, CIBC WM's parent) may be deemed to "control" the Company, as such term is defined by the 1940 Act. CIBC may also be deemed to "control" the Adviser under certain provisions of the U.S. banking laws. As a result, certain activities of the Company may be restricted by the BHC Act and the rules and regulations thereunder as described elsewhere in this Confidential Memorandum.

     CIBC WM is a member of the New York Stock Exchange and other principal securities exchanges. As a registered broker-dealer, CIBC WM is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended, and in accordance therewith files reports with the SEC. Such reports filed by CIBC WM with the SEC will be made available to any prospective investor upon request. CIBC, the parent company of CIBC WM, and its affiliates, including CIBC WM, are subject to the BHC Act and the rules and regulations of the Federal Reserve. CIBC WM is also registered as an investment adviser with the SEC under the Advisers Act.

     CIBC WM is the U.S. corporate, investment, institutional and private client banking arm of CIBC, which currently is the second-largest bank in Canada, with assets of approximately U.S. $170 billion as of October 31, 1999. Although CIBC has conducted business in the United States for over a century, the name "CIBC Oppenheimer Corp." was adopted in November 1997 when CIBC Wood Gundy Securities Corp. acquired Oppenheimer & Co., Inc., one of the largest privately owned, full-service securities firms in the U.S. At the time of the acquisition, the combined company was renamed "CIBC Oppenheimer Corp." Effective May 3, 1999, CIBC Oppenheimer Corp. changed its name to CIBC World Markets Corp. Known globally under the marketing name CIBC World Markets, this worldwide business offers a complete range of investment and corporate banking, capital markets, asset management and brokerage activities. CIBC WM also provides wealth management and retail brokerage services under the marketing name CIBC Oppenheimer. CIBC WM has approximately 4,500 employees in the United States and 9,000 worldwide.

     CWH, a non-managing member of the Adviser, was formed in 1989 by its majority shareholder, Clifford W. Henry. CWH is registered as an investment adviser with the SEC under the Advisers Act and manages investment portfolios for individual and institutional accounts. CWH had assets under management of approximately $65 million as of December 31, 1999. Through its affiliate, Scottsdale Associates, L.P., CWH acts as the general partner of Worthington Growth L.P., a private investment partnership formed in 1989, which has an investment program substantially similar to that of the Company.

     The personnel of CWH who have the primary responsibility for the investment advisory services provided on behalf of the Adviser to the Company are:

     Clifford W. Henry, age 60, is the Chairman and President of CWH Associates, Inc. Mr. Henry's business experience is as follows: In 1981, Mr. Henry founded, and until 1988, Mr. Henry was a partner and member of the Investment Policy Committee of Dawson-Henry Capital Management ("Dawson-Henry"), an investment management firm, which specialized in equity investments for individuals and pension funds. During such time, Mr. Henry also served as a general partner of Southport Management Limited Partnership, a private investment fund for individuals managed by Dawson-Henry. Mr. Henry's responsibilities at Southport Management included direction of overall investment policies, with a special emphasis on emerging growth, financial, and consumer groups. In addition, Mr. Henry was responsible for the research and implementation of a real time valuation model for the general market and individual stocks.

     Andrew M. Abrams, age 49, is the Chief Operating Officer of CWH Associates, Inc. Mr. Abrams business experience is as follows: prior to joining CWH Associates, Mr. Abrams was general partner of Abrams Investment Partners, a partnership he founded in 1990 which merged with CWH Associates. Previously, he was senior vice president of institutional sales for Rauscher, Pierce, Refsnes, a Dallas-based brokerage firm. Earlier, he was senior vice president of institutional sales and a member of the stock selection committee at L.F. Rothchild, Unterberg Towbin, Inc., and, before that, senior vice president of institutional sales with Mabon

Nugent. Between 198l and 1985, he was senior vice president of institutional sales at Prudential-Bache Securities and DQ Securities, a spin-off of Dataquest.

     Pursuant to the Investment Advisory Agreement, the Adviser is responsible, subject to the supervision of the Board of Managers, for the management of the Company's investment portfolio in accordance with the investment objective and policies of the Company. The Adviser formulates a continuing investment program for the Company. It makes all decisions regarding investments to be purchased or sold for the Company (subject to the supervision of the Board of Managers) and places all orders for the purchase and sale of investments.

     The Investment Advisory Agreement was approved by the Board of Managers (including a majority of the Independent Managers), at a meeting held in person on January 5, 2000, and was also approved on that date by Janet L. Schinderman, the then sole member of the Company. The Investment Advisory Agreement is terminable without penalty, on 60 days' prior written notice: by the Board of Managers; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Company; or by the Adviser. The initial term of the Investment Advisory Agreement expires on January 5, 2002. However, the agreement may be continued in effect from year to year thereafter if such continuance is approved annually by either the Board of Managers or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Company; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

     The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company, the Adviser and any member, director, officer or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Company. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company of the Adviser, or any member, director, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Company, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company.

     The Investment Advisory Agreement provides that in consideration of the services provided by the Adviser, the Adviser shall be entitled to be the Special Advisory Member of the Company. In such capacity, the Adviser is entitled to receive the Incentive Allocation. (See "Capital Accounts and Allocations -- Incentive Allocation.") The incentive allocation arrangement between the Company and the Adviser was also approved by the Board of Managers (including a majority of the Independent Managers), and by vote of Janet L. Schinderman, as the then sole member of the Company, on January 5, 2000.

                                     VOTING

     Each Member has the right to cast a number of votes based on the value of the Member's respective capital account at any meeting of Members called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Managers, approval of the agreement with the investment adviser of the Company, and approval of the Company's auditors, and on certain other matters. Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Company's business, and may not act for or bind the Company. The interest of the Special Advisory Member is non-voting.

                              CONFLICTS OF INTEREST

CIBC WM

     In addition to serving as the managing member of the Adviser, CIBC WM (directly or through its affiliates, including the Adviser) carries on substantial investment activities for its own account and for other registered investment companies, private investment partnerships, institutions and individual clients (collectively, "CIBC WM Clients"). The Company has no interest in these activities. As a result of the foregoing, CIBC WM and its officers or employees who assist CIBC WM in its management of the Adviser will be engaged in substantial activities other than on behalf of the Adviser and may have conflicts of interest in allocating their time and activities between the Adviser and CIBC WM Clients. Nevertheless, CIBC WM and its officers and employees will devote so much time to the affairs of the Adviser as in their judgment is necessary and appropriate.

     CIBC WM acts as the placement agent for the Company and will bear costs associated with its activities as placement agent. CIBC WM, as managing member of the Adviser and in its capacity as placement agent for the Company, intends to compensate its account executives for their ongoing servicing of CIBC WM clients with whom they have placed Interests. CIBC WM intends to compensate its account executives based upon a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Company. Additionally, in connection with initial and additional purchases of Interests, an investor's account executive may charge the investor a sales commission of up to 3% of the amount transmitted for such purchase (up to 3.1% of the amount invested), in the sole discretion of the account executive. (See "Fees and Expenses," "Capital Accounts and Allocations - Incentive Allocation" and "Subscriptions for Interests - Sales Charge.")

     Situations may arise in which accounts affiliated with CIBC WM or its affiliates have purchased securities that would have been suitable for investment by the Company, but which the Company, for various reasons, did not choose to purchase. This could affect the availability (or price) of investments to the Company at a later time. From time to time, in the course of its brokerage, investment or dealer activities, CIBC WM or its affiliates may trade, position or invest in, for its own account, the same securities, as those in which the Company invests. This could have an adverse impact on the Company's investment performance.

     IBC WM and its affiliates may provide brokerage and other services from time to time to one or more accounts or entities managed by CWH or one of its affiliates.

CWH

     CWH, its affiliates and certain of the investment professionals who are principals of or employed by CWH or its affiliates (collectively with CWH, the "CWH Affiliates") carry on substantial investment activities for other advised accounts and for their own accounts. In addition, the CWH Affiliates advise (or serve as general partner of) private investment funds, and may in the future serve in a similar capacity for other pooled investment vehicles, including registered investment companies and additional private investment funds, established by CWH or others, with investment programs similar to that of the Company. (All accounts managed by the CWH Affiliates, excluding the Company, are referred to collectively as the "CWH Accounts.") The Company has no interest in these activities. As a result of the foregoing, CWH and the investment professionals of CWH who, on behalf of the Adviser, will manage the Company's investment portfolio will be engaged in substantial activities other than on behalf of the Adviser and may have conflicts of interest in allocating their time and activity between the Company and the CWH Accounts. These persons will devote only so much time to the affairs of the Adviser as in the judgment of CWH is necessary and appropriate.

     In addition, the CWH Affiliates may receive research products and services in connection with the brokerage services that CIBC WM and its affiliates may provide from time to time (i) to one or more CWH Accounts or (ii) to the Company.

Participation in Investment Opportunities

     The Adviser and the CWH Affiliates serve or may serve as the investment adviser for certain private investment companies and may be appointed in the future to serve as the investment adviser to other registered investment companies, private investment partnerships or managed accounts that may pursue an investment strategy similar to that of the Company (the "Other Accounts"). As a general matter, the Adviser (subject to any policies established by the Board of Managers) will consider participation by the Company in all appropriate investment opportunities that are under consideration by the Adviser or the CWH Affiliates for investment for the Other Accounts. There may be circumstances, however, under which the Adviser or the CWH Affiliates will cause one or more of the Other Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which the Adviser will commit the Company's assets. There may also be circumstances under which the Adviser or the CWH
Affiliates will consider participation by the Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Company.

     The Adviser will evaluate for the Company, and it is anticipated that the CWH Affiliates will evaluate for each CWH Account, a variety of factors that may be relevant in determining whether, and to what extent, a particular investment opportunity or strategy is appropriate and feasible for the Company or a CWH Account at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Company and the CWH Accounts in the context of any particular investment opportunity, the investment activities of the Company and the CWH Accounts may differ from time to time. In addition, the fees and expenses of the Company may differ from those of the CWH Accounts. Accordingly, prospective
Members should note that the future performance of the Company and the CWH Accounts or Other Accounts may vary.

     When the Adviser and the CWH Affiliates determine that it would be appropriate for the Company and one or more CWH Accounts, respectively, to participate in an investment opportunity at the same time, they will aggregate, place and allocate orders on a basis that the Adviser believes to be fair and equitable, consistent with its responsibilities under the Advisers Act and the 1940 Act. Decisions in this regard are necessarily subjective and there is no requirement that the Company participate, or participate to the same extent as the CWH Accounts, in all trades. However, no participating entity or account will receive preferential treatment over any other and the Adviser and the CWH Affiliates will take steps to ensure that no participating entity or account (including the Company) will be systematically disadvantaged by the aggregation, placement and allocation of orders.

     Situations may occur, however, where the Company could be disadvantaged because of the investment activities conducted by the CWH Affiliates for the CWH Accounts. These situations may be based on, among other things, the following:
(1) legal restrictions on the combined size of positions that may be taken for the Company and the CWH Accounts, thereby limiting the size of the Company's position; (2) the difficulty of liquidating an investment for the Company and the CWH Accounts where CWH cannot absorb the sale of the combined positions; and
(3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of these options or other instruments. In particular, the Company may be legally restricted from entering into a "joint transaction" (as defined by the 1940 Act) with the CWH Accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC. (See "Conflicts Of Interest - Other Matters.")

     The members of the Adviser, and their directors, officers and employees, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Company. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of CIBC WM or CWH, or by the CWH Affiliates for the CWH Accounts, that are the same, different or made at a different time than positions taken for the Company. In order to mitigate the possibility that the Company will be adversely affected by this personal trading, the Company and the Adviser have adopted a Joint Code of Ethics in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Company's portfolio transactions.

Other Matters

     The Adviser and its members (and affiliated persons of its members) will not purchase securities or other property from, or sell securities or other property to, the Company. However, CIBC WM and its affiliated broker-dealers may act as broker for the Company in effecting securities transactions. (See "Brokerage.") In addition, the Company may effect certain principal transactions in securities with one or more CWH Accounts, except for accounts in which CWH or any affiliate thereof serves as a general partner or certain accounts in which it has a financial interest (other than an interest that results solely from CWH's or any affiliate's appointment as an investment adviser to the account). These transactions would be effected in circumstances where the Adviser has determined that it would be appropriate for the Company to purchase and a CWH Account to sell, or the Company to sell and a CWH Account to purchase, the same security or instrument on the same day. The purchases and sales would be made pursuant to procedures adopted by the Company pursuant to Rule 17a-7 under the 1940 Act. Among other things, those procedures are intended to ensure that: (1) each transaction will be effected for cash consideration at the current market price of the particular securities; (2) no transaction will involve restricted securities or other securities for which market quotations are not readily available; and (3) no brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid in connection with the transaction.

     The Company is not permitted to purchase or sell securities of any issuer as to which the Adviser has obtained material, non-public information, until such time as the information is no longer material or has become publicly known. This policy could adversely affect the Company's investment performance because the Company may (i) hold securities of an issuer with respect to which the Adviser has adverse information, or (ii) not purchase securities of any issuer with respect to which the Adviser has favorable information.

     As a result of the investment banking and corporate finance activities of CIBC WM, the Company may be subject to future restrictions on its ability to purchase or sell certain securities. Additionally, the Company may purchase securities during the existence of an underwriting or selling syndicate in which CIBC WM or any of its affiliates is participating only subject to certain conditions. This could have an adverse impact on the Company's investment performance.

     Under the BHC Act and other U.S. banking laws, and the rules, regulations, guidelines and policies of the regulatory agencies and the staff thereof, CIBC WM and its affiliates are subject to restrictions on the transactions that they may make with the Company, and their restrictions may affect the investments made by the Company.

     Future investment activities of CIBC WM (or its affiliates) or CWH (or its affiliates) and their principals, partners, directors, officers or employees may give rise to additional conflicts of interest.

                                    BROKERAGE

     The Adviser is responsible for placing orders for the execution of the Company's portfolio transactions and the allocation of brokerage. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded on a principal basis in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. Transactions may also be executed on an agency basis in over-the-counter markets, which will involve the payment of negotiated or fixed commissions, when deemed consistent with the Company's brokerage policies.

     In selecting brokers and dealers to effect transactions on behalf of or with the Company, the Adviser seeks to obtain the best price and execution for the Company, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and in the case of transactions effected by the Company with unaffiliated brokers, the firm's risk in positioning a block of securities. Although the Adviser generally seeks reasonably competitive commission rates, the Company will not necessarily pay the lowest commission available on each transaction. The Company has no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.

     Consistent with the principle of seeking best price and execution, the Adviser may place brokerage business on behalf of the Company with brokers
(including affiliates of CIBC WM) that provide the Adviser and CWH with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Adviser are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Adviser, CWH and their respective affiliates in providing services to clients other than the Company. In addition, not all of the supplemental information is used by the Adviser in connection with the Company. Conversely, the information provided to the Adviser by brokers and dealers through which other clients of the Adviser, CWH and their respective affiliates effect securities transactions may be useful to the Adviser in providing services to the Company.

     Although the Company cannot accurately predict its portfolio turnover, the Company generally expects that its annual portfolio turnover rate will generally range between 100% and 200%. Higher portfolio turnover rates usually generate additional brokerage commissions and expenses and the short-term gains realized from these transactions are taxable to the Members as ordinary income.

     The Company may execute portfolio brokerage transactions through CIBC WM or its affiliates. These transactions would be effected pursuant to procedures adopted by the Company pursuant to Section 17(e) of the 1940 Act and Rule 17e-1 thereunder. Among other things, Section 17(e) and those procedures provide that when acting as broker for the Company in connection with the sale of securities to or by the Company, neither CIBC WM nor any of its affiliates may receive any compensation exceeding the following limits: (1) if the sale is effected on a securities exchange, the compensation may not exceed the "usual and customary broker's commission" (as defined in Rule 17e-1 under the 1940 Act); (2) if the sale is effected in connection with a secondary distribution of securities, the compensation cannot exceed 2% of the sale price; and (3) the compensation for sales otherwise effected cannot exceed 1% of the sales price. Rule 17e-1 defines a "usual and customary broker's commission" as one that is fair compared to the commission received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. Morgan Stanley Dean Witter will serve as the Company's prime broker.

                                FEES AND EXPENSES

     CIBC WM provides certain administration and investor services to the Company, including, among other things, providing office space and other support services to the Company, screening potential investors, preparing investor communications, maintaining and preserving certain records of the Company, preparing and filing various materials with state and Federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Company's expenses. In consideration for these services, the Company pays CIBC WM a monthly fee of 0.08333% (1% on an annualized basis) of the Company's net assets (the "CIBC WM Fee"). Net assets means the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company. The CIBC WM Fee is computed based on the net assets of the Company as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within five business days after the end of that month. The CIBC WM Fee is charged in each fiscal period to the capital accounts of all Members (except the Special Advisory Account (defined below)) in proportion to the value of their capital accounts at the beginning of that fiscal period. A portion of the CIBC WM Fee is paid by CIBC WM to CWH for services provided by CWH pursuant to the terms of a Sub-Administration Agreement.

     PFPC Inc. ("PFPC") provides administration, accounting and investor services to the Company, which are in addition to the services provided by CIBC WM to the Company, as described above. In consideration for these services, the Company pays PFPC a fee (the "PFPC Fee") that is not anticipated to exceed 0.35% (annualized) of the Company's net assets, plus reimbursement of certain out-of-pocket expenses.

     In addition, the capital accounts of Members (except the Special Advisory Account (defined below)) may be subject to an Incentive Allocation depending upon the investment performance of the Company. (See "Capital Accounts And Allocations - Incentive Allocation.")

     The Company bears all expenses incurred in its business and operations, other than those specifically required to be borne by CIBC WM. Expenses borne by the Company include, but are not limited to, the following:

     -- all costs and expenses directly related to portfolio transactions and positions for the Company's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

     --   all  costs  and  expenses   associated  with  the   organization   and
          registration of the Company, certain offering costs and the costs of compliance with any applicable Federal or state laws;

     -- attorneys' fees and disbursements associated with updating the Company's Confidential Memorandum and subscription documents (the
          "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Company in connection with offerings of Interests;

     -- the costs and expenses of holding meetings of the Board of Managers and any meetings of Members;

     -- fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Company; however, in the event that consultants and professionals are retained for the benefit of the Company and one or more other accounts managed by the Adviser or CWH, such fees will be allocated among all such accounts based on relative net assets;

     -- the CIBC WM Fee and the fees of custodians and persons (such as PFPC) providing administrative services to the Company;

     -- the costs of a fidelity bond and any liability insurance obtained on behalf of the Company or the Board of Managers;

     -- all expenses of computing the Company's net asset value, including any equipment or services obtained for these purposes;

     --   all  charges  for   equipment  or  services   used  in   communicating
          information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and

     -- such other types of expenses as may be approved from time to time by the Board of Managers.

     -- The Adviser will be reimbursed by the Company for any of the above expenses that it pays on behalf of the Company.

     -- The Company's organizational expenses are estimated at $175,000, and the Company will also bear certain expenses, not to exceed $100,000, associated with the initial offering of Interests. Before a recent change to the guidelines followed by the American Institute of Certified Public Accountants applicable to the Company, the Company would have been able to amortize the organizational expenses over a 60 month period. Because of that change, however, the organizational expenses now must be expensed as incurred. In order to achieve a more equitable distribution of the impact of those expenses among Members, an amount equal to the organizational expenses incurred by the Company will be allocated among and credited to or debited against the capital accounts (described below) of all Members based on the percentage that a Member's contributed capital to the Company bears to the total capital contributed to the Company by all Members as of the relevant allocation date. An initial allocation of organizational costs will be made as of the first date on which capital contributions of Members are made. These allocations will thereafter be adjusted as of each date, through and including December 1, 2000, on which additional capital is contributed to the Company by Members. Offering costs cannot be deducted by the Company or Members.

                        CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

     The Company maintains a separate capital account for each Member (including the Adviser in respect of the Adviser's capital contribution to the Company, as a Member), which has an opening balance equal to the Member's initial contribution to the capital of the Company. Each Member's capital account is increased by the sum of the amount of cash and the value of any securities constituting additional contributions by the Member to the capital of the Company, plus any amounts credited to the Member's capital account as described above with respect to organization expenses or as described below. Similarly, each Member's capital account is reduced by the sum of the amount of any repurchase by the Company of the interest, or portion thereof, of the Member, plus the amount of any distributions to the Member which are not reinvested, plus any amounts debited against the Member's capital account as described above with respect to organization expenses or as described below.

     Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on (1) the last day of the fiscal year, (2) the day preceding any day on which a contribution to the capital of the Company is made, (3) any day on which the Company repurchases any Interest or portion of an Interest of any Member, or (4) any day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages. An investment percentage is determined for each Member as of the start of each fiscal period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

     The Company maintains a "Special Advisory Account" for the Adviser solely for the purpose of receiving the Incentive Allocation, as described below.

Allocation of Net Profits and Net Losses

     Net profits or net losses of the Company for each fiscal period are allocated among and credited to or debited against the capital accounts of all Members (but not the Special Advisory Account) as of the last day of the fiscal period in accordance with Members' respective investment percentages for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Company (including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including organizational expenses) during a fiscal period), before giving effect to any repurchases by the Company of Interests or portions thereof, and excluding the amount of any items to be allocated among the capital accounts of the Members other than in accordance with the Members' respective investment percentages.

     Allocations for Federal income tax purposes generally will be made among the Members so as to reflect equitably amounts credited to or debited from each Member's capital account for the current and prior fiscal years. (See "Tax Aspects - Allocation of Profits and Losses.")

Incentive Allocation

     So long as the Adviser serves as the investment adviser of the Company, the Adviser is entitled to be the Special Advisory Member of the Company. In such capacity, the Adviser is entitled to receive an incentive allocation (the "Incentive Allocation"), charged to the capital account of each Member as of the last day of each "allocation period," of 20% of the amount by which any "allocated gain" during an "allocation period" exceeds the positive balance in the Member's "loss recovery account." The Incentive Allocation will be credited to the Special Advisory Account of the Adviser.

     For purposes of calculating the Incentive Allocation, "allocated gain" means the excess of the balance of a Member's capital account at the end of an "allocation period" (after giving effect to allocations other than the Incentive Allocation, but before giving effect to repurchases of Interests by the Company or debits to the Member's capital account to reflect any item not chargeable ratably to all Members), over the balance of the Member's capital account at the start of the "allocation period." Consequently, any Incentive Allocation to be credited to the Adviser will be increased by a portion of the amount of any net unrealized appreciation, as well as net realized gains, allocable to a Member.

     An Incentive Allocation is charged only with respect to any "allocated gain" in excess of the positive balance of a "loss recovery account" maintained for each Member. A "loss recovery account" is a memorandum account maintained by the Company for each Member, which has an initial balance of zero and is (1) increased after the close of each "allocation period" by the amount of any negative performance for the Member during the "allocation period," and (2) decreased (but not below zero) after the close of each "allocation period" by the amount of any allocated gain for the Member during the "allocation period." Any positive balance in a Member's "loss recovery account" would be reduced as the result of a repurchase or certain transfers with respect to the Member's Interest in proportion to the reduction of the Member's capital account attributable to the repurchase or transfer.

     An "allocation period" as to each Member is a period commencing on the admission of the Member to the Company, and thereafter each period commencing as of the day following the last day of the preceding allocation period with respect to such Member, and ending as of the close of business on the first to occur of (1) the last day of a fiscal year of the Company, (2) the day as of which the Company repurchases the entire Interest of the Member, (3) the day as of which the Company admits as a substitute Member a person to whom the entire Interest of the Member has been transferred or (4) the day as of which the Investment Advisory Agreement terminates. The measurement of any Incentive
Allocation for an "allocation period" must take into account any negative performance from a prior allocation period to the extent reflected in the "loss recovery account." Therefore, the Incentive Allocation for any allocation period after the initial allocation period in effect is a reflection of the extent to which cumulative performance achieved with respect to a Member's account since the Member's admission to the Company exceeds the highest previous level of performance achieved through the close of any prior allocation period.

     By the last business day of the month following the date on which an Incentive Allocation is made, the Adviser may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Advisory Account and debited from the Member's capital account with respect to the allocation period. Within 30 days after the completion of the audit of the Company's books, the Company will pay to the Adviser any additional amount determined to be owed to the Adviser based upon the audit, and the Adviser will pay to the Company any excess amount determined to be owed to the Company.

Allocation of Special Items - Certain Withholding Taxes and Other Expenditures

     Withholding taxes or other tax obligations incurred by the Company which are attributable to any Member will be debited against the capital account of that Member as of the close of the fiscal period during which the Company paid those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member's Interest is required to pay upon demand to the Company, as a contribution to the capital of the Company, the amount of the excess. The Company is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Company determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of that Member, assist the Member in applying for a refund.

     Generally, any expenditures payable by the Company, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more, but fewer than all of the Members, will be charged to only those Members on whose behalf the payments are made or whose particular circumstances gave rise to the payments. These charges shall be debited to the capital accounts of the applicable Members as of the close of the fiscal period during which the items were paid or accrued by the Company.

Reserves

     Appropriate reserves may be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Company. Reserves will be in such amounts (subject to increase or reduction) which the Company may deem necessary or appropriate. The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserve is created, increased or decreased, as the case may be; provided, however, that if the reserve (or any increase or decrease therein) exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all those Members, the amount of the reserve, increase, or decrease shall instead be charged or credited to those investors who were Members at the time, as determined by the Company, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

Net Asset Valuation

     The value of the net assets of the Company is determined as of the close of business at the end of any fiscal period in accordance with the procedures set forth below or in accordance with such other procedures as may be established by the Board of Managers in the future.

     Domestic exchange traded and NASDAQ listed equity securities (other than options) will be valued at their last composite sale prices as reported on the exchanges where those securities are traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite asked prices for securities held short, as reported by those exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or asked prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their bid prices (or asked prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value in accordance with procedures adopted in good faith by the Board of Managers.

     Debt securities will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuations for normal institutional size trading units. The Board of Managers will periodically monitor the reasonableness of valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Managers to represent fair value.

     If, in the view of the Adviser, the bid price of a listed option (or asked price in the case of any such security held short) does not fairly reflect the market value of the security, the

Adviser may request a valuation committee comprised of two Managers to instead adopt procedures to value the security at fair value. In any such situation, the valuation committee will consider the recommendation of the Adviser, and, if it determines in good faith that an override of the value assigned to the security under the procedures described above is warranted, will adopt procedures in good faith for purposes of determining the fair value of the security.

     All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of foreign securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of foreign securities and exchange rates may be affected by events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Company is determined. When an event materially affects the values of securities held by the Company or its liabilities, such securities and liabilities may be valued at fair value in accordance with procedures adopted in good faith by the Board of Managers.

     Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Company's net assets if the Managers' judgments regarding appropriate valuations should prove incorrect.

                           SUBSCRIPTION FOR INTERESTS

Subscription Terms

     For the first twelve months from the date the Company commences operations, the Board of Managers may accept initial and additional subscriptions for Interests as of the first day of each month. Thereafter, the Board of Managers may accept initial and additional subscriptions for Interests by eligible investors at such times as may be determined by the Board of Managers, but not more frequently than as of the first day of each calendar quarter, unless the Board of Managers has received a letter from counsel stating that, under applicable banking laws, the Board of Managers may accept initial and additional subscriptions from eligible investors on a more frequent basis. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. (See "Subscription for Interests - Sales Charge.") The investor must also submit a completed subscription document before the acceptance date. The Board of Managers reserves the right to reject any subscription for Interests. The Board of Managers may, in its sole discretion, suspend subscriptions for Interests at any time. The minimum initial investment in the Company is $150,000 and the minimum additional investment in the Company is $25,000, subject to the sole discretion of the Board of Managers to accept initial and additional investments in lesser amounts. In connection with initial and additional investments, an investor's account executive may impose a sales charge of up to 3% of the amount transmitted for such investments. Amounts paid as sales charges, if any, are included for purposes of determining whether applicable minimum investment requirements have been satisfied. The Board of Managers has authorized the Company to accept initial subscriptions for Interests from eligible investors who are directors, officers or employees (or members of their families) of CIBC WM, CWH or their affiliates in amounts of $50,000 or more. Interests may not be purchased by nonresident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates, all as defined in the Internal Revenue Code of 1986, as amended (the "Code"). In addition, because the Company may generate "unrelated business taxable income" ("UBTI"), charitable remainder trusts may not want to purchase Interests because a charitable remainder trust will not be exempt from Federal income tax under
Section 664(c) of the Code for any year in which it has UBTI.

     Except as otherwise permitted by the Board of Managers, initial and any additional contributions to the capital of the Company by any Member are payable in cash, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Company. Initial and any additional contributions to the capital of the Company are payable in one installment and are due at least three business days prior to the proposed acceptance date of the contribution, although the Board of Managers may accept, in its sole discretion, a subscription prior to receipt of cleared funds.

     Each new Member will be obligated to agree to be bound by all of the terms of the Limited Liability Company Agreement of the Company (the "Company Agreement"). Each potential investor will also be obligated to represent and warrant in a subscription agreement, among other things, that the investor is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

     If and when the Board of Managers determines to accept securities as a contribution to the capital of the Company, the Company will charge each Member making a contribution of securities an amount determined by the Board of Managers and not exceeding 2% of the value of the contribution in order to reimburse the Company for any costs it incurs in liquidating and accepting the securities. This charge will be due and payable by the contributing Member in full at the time of the contribution to the capital of the Company to which the charge relates.

Eligible Investors

     Each prospective investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the 1933 Act, and that the investor (as well as each of the investor's beneficial owners under certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million or such greater amounts as may be required by applicable law or by the Board of Managers, in its sole discretion. Existing Members who subscribe for additional Interests will be required to meet the foregoing eligibility criteria at the time of the additional subscription. The relevant investor qualifications will be set forth in a subscription agreement that must be completed by each prospective investor.

Sales Charge

     In connection with initial and additional purchases of Interests, an investor's account executive may charge the investor a sales commission of up to 3% of the amount transmitted for such purchase (up to 3.1% of the amount invested), in the sole discretion of the account executive.

                           REDEMPTIONS, REPURCHASES OF
                             INTERESTS AND TRANSFERS

No Right of Redemption

     No Member or other person holding an Interest or a portion of an Interest acquired from a Member has the right to require the Company to redeem that Interest or portion thereof. There is no public market for Interests, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Interests by the Company, as described below. (The Adviser will have certain rights to withdraw amounts from its Special Advisory Account.)

Repurchases of Interests

     The Board of Managers, from time to time and in sole discretion, may determine to cause the Company to repurchase Interests or portions thereof from Members (other than the Adviser in its capacity as the Special Advisory Member) pursuant to written tenders by Members on such terms and conditions as it may determine. In determining whether the Company should repurchase Interests or portions thereof from Members pursuant to written tenders, the Board of Managers will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members at the end of 2000. Thereafter, the Adviser expects that generally it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members twice in each year, effective at the end of the second fiscal quarter and again at the end of the year. The Board of Managers will also consider the following factors, among others, in making its determination:

     -- whether any Members have requested to tender Interests or portions thereof to the Company;

     --   the liquidity of the Company's assets;

     --   the investment plans and working capital requirements of the Company;

     -- the relative economies of scale with respect to the size of the Company;

     -- the history of the Company in repurchasing Interests or portions thereof;

     --   the  economic  condition  of  the  securities   markets;   and

     -- the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

     The Company will repurchase Interests or portions thereof from Members pursuant to written tenders on terms and conditions that the Board of Managers determines to be fair to the Company and to all Members or persons holding Interests acquired from Members, or to one or more classes of Members, as applicable. When the Board of Managers determines that the Company shall repurchase Interests or portions thereof, notice will be provided to Members describing the terms thereof, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain the net asset value of their Interests from PFPC during the period.

     The Company Agreement provides that the Company shall be dissolved if the Interest of any Member that has submitted a written request to tender its entire Interest for repurchase by the Company has not been repurchased within a period of two years of such request.

     Repurchases of Interests or portions thereof from Members by the Company may be made, in the discretion of the Company, in part or in whole for cash or for securities of equivalent value and shall be effective after receipt by the Company of all eligible written tenders of Interests or portions thereof from Members. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of the Member's capital account or portion thereof based on the net asset value of the Company's assets as of the effective date of repurchase, after giving effect to all allocations to be made to the Member's capital account as of that date. Payment of the purchase price pursuant to a tender of Interests will consist of, first, cash and/or marketable securities traded on an established securities exchange (valued at net asset value in accordance with the Company Agreement and distributed to tendering Members on a pari passu basis) in an aggregate amount equal to at least 95% of the estimated unaudited net asset value of the Interests tendered, determined as of the expiration date of the tender offer (the "expiration date"). Payment of this amount will be made promptly after the expiration date (the "cash payment") in accordance with the terms of the written offer from the Company to repurchase Interests. Generally, payment pursuant to a tender will also consist of a promissory note (the "note") that is not expected to bear interest and is not transferable, entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered as of the expiration date, determined based on the audited financial statements of the Company, over (b) the cash payment. The note would be delivered to the tendering Member promptly after the expiration date and would be payable in cash promptly after completion of the annual audit of the financial statements of the Company. The audit of the Company's financial statements will be completed within 60 days after the end of each year. The Company does not impose any charges on a repurchase of Interests or portion of Interests.

     The Company intends to maintain daily a segregated account on its books or with its custodian consisting of cash or liquid securities in an amount equal to the aggregate estimated dollar amount of the notes. Payment for repurchased Interests may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Company's portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Board of Managers) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.

     A Member who tenders for repurchase only a portion of such Member's Interest shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the Incentive Allocation, if any, that is to be debited from the capital account of the Member and credited to the Special Advisory Member Account of the Adviser on the date of expiration of the tender offer or would be so debited if such date of expiration were a day on which an Incentive Allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from such Member so that the required minimum balance is maintained.

     The Company may repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that:

     -- the Interest or a portion thereof has been transferred or the Interest or a portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

     -- ownership of the Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

     -- continued ownership of the Interest may be harmful or injurious to the business or reputation of the Company, the Board of Managers or the Adviser, or may subject the Company or any Members to an undue risk of adverse tax or other fiscal consequences;

     -- any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

     -- it would be in the best interests of the Company for the Company to repurchase the Interest or a portion thereof.

     In the event that the Adviser holds any Interests in its capital account in its capacity as a Member, such Interest or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by the Company. The Adviser is also entitled to withdraw its interests from its Special Advisory Account at the times described under "Capital Accounts And Allocations - Incentive Allocation."

Transfers of Interests

     Except as otherwise described below, no person shall become a substituted Member without the written consent of the Board of Managers, which consent may be withheld for any reason in its sole discretion. Interests held by Members may be transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of a Member or (ii) under certain limited circumstances, with the written consent of the Board of Managers (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). The Board of Managers generally will not consent to a transfer unless the following conditions are met: (i) the transferring Member has been a Member for at least six months; (ii) the proposed transfer is to be made on the effective date of an offer by the Company to repurchase Interests; and (iii) the transfer does not constitute a change in beneficial ownership. Notice to the Company of any proposed transfer must include evidence satisfactory to the Board of Managers that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Company with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million or such greater amounts as may be required by applicable law or by the Board of Managers, in its sole discretion, and must be accompanied by a properly completed subscription agreement. The Board of Managers may not consent to a transfer of an Interest by a Member unless such transfer is to a single transferee or after the transfer of a portion of the Interest, the balance of the capital account of each of the transferee and transferor is not less than $150,000.

     Any transferee that acquires an Interest or portion thereof in the Company by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of the Company Agreement and to tender the Interest for repurchase by the Company, but shall not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as provided in the Company Agreement.

     If a Member transfers an Interest or portion thereof with the approval of the Board of Managers, the Company shall promptly take all necessary actions so that each transferee or successor to whom the Interest or portion thereof is transferred is admitted to the Company as a Member. Each Member and transferee may be charged for all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer.

     By subscribing for an Interest, each Member agrees to indemnify and hold harmless the Company, the Board of Managers, the Adviser, each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member in connection with any such transfer.

     The Adviser may not transfer its interest as the Special Advisory Member.

                                   TAX ASPECTS

     The following is a summary of certain aspects of the income taxation of the Company and its Members which should be considered by a prospective Member. The Company has not sought a ruling from the Internal Revenue Service (the "Service") or any other Federal, state or local agency with respect to any of the tax issues affecting the Company, nor has it obtained an opinion of counsel with respect to any Federal tax issues other than the characterization of the Company as a partnership for Federal income tax purposes.

     This summary of certain aspects of the Federal income tax treatment of the Company is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, Treasury Regulations (the "Regulations") and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of the various proposals to amend the Code which could change certain of the tax consequences of an investment in the Company. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.

     EACH  PROSPECTIVE  MEMBER SHOULD  CONSULT WITH ITS OWN TAX ADVISER IN ORDER
FULLY  TO  UNDERSTAND  THE  FEDERAL,   STATE,   LOCAL  AND  FOREIGN  INCOME  TAX
CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

     In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Memorandum regarding liquidity and other financial matters to ascertain whether the investment objectives of the Company are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

     Tax Treatment of Company Operations

     Classification of the Company. The Company will receive an opinion of Schulte Roth & Zabel LLP, counsel to the Company, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations made to Schulte Roth & Zabel LLP, the Company will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

     Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Company may not be eligible for any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Company has more than 100 Members.

     The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership's status is examined under a general facts and circumstances test set forth in the Section 7704 Regulations. Schulte Roth & Zabel LLP also will render its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Company as well as the legislative history to
Section 7704, the text of the Section 7704 Regulations and certain representations made to Schulte Roth & Zabel LLP, the Interests will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Company will not be treated as a publicly traded partnership taxable as a corporation.

     Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Company would be subject to corporate income tax when recognized by the Company; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Company; and Members would not be entitled to report profits or losses realized by the Company.

     As an entity taxed as a partnership, the Company is not itself subject to Federal income tax. The Company files an annual partnership information return with the Service which reports the results of operations. Each Member is required to report separately on its income tax return its distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Member is taxed on its distributive share of the Company's taxable income and gain regardless of whether it has received or will receive a distribution from the Company.

     Recently enacted legislation generally allows certain partnerships such as the Company with 100 or more partners to elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of partnership audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the partners. If the Company is eligible, the Board of Managers may elect to have such rules and procedures apply to the Company if it believes that they may be beneficial to a majority of the Members. Once the election is made, it cannot be revoked without the consent of the Service. There can be no assurance that, if such an election is made, the anticipated benefits will be realized. Furthermore, in certain cases, it is possible that the election would have an adverse effect on the Members.

     Allocation of Profits and Losses. Under the Company Agreement, the Company's net capital appreciation or net capital depreciation for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Company for Federal income tax purposes. The Company Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Company for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Company's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years.

     Under the Company Agreement, the Board of Managers has the discretion to allocate specially an amount of the Company's capital gain and loss for Federal income tax purposes to the Special Advisory Member and to a withdrawing Member to the extent that the Member's capital account exceeds, or is less than, as the case may be, its Federal income tax basis in its partnership interest. There can be no assurance that, if the Board of Managers makes any such special allocations, the Service will accept such allocations. If such allocations are successfully challenged by the Service, the Company's gains or losses allocable to the remaining Members would be affected.

     Tax  Elections;  Returns;  Tax  Audits.  The  Code  provides  for  optional
adjustments  to  the  basis  of  partnership   property  upon  distributions  of
partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. Under the Company Agreement, at the request of a Member, the Board of Managers, in its sole discretion, may cause the Company to make such an election. Any such election, once made, cannot be revoked without the Service's consent. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board of Managers presently does not intend to make such election.

     The Board of Managers decides how to report the partnership items on the Company's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax returns of the Company are audited by the Service, the tax treatment of the Company's income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. A Member, designated as the "Tax Matters Partner", has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Company items.

     Tax Consequences to a Withdrawing Member

     A Member receiving a cash liquidating distribution from the Company, in connection with a complete withdrawal from the Company, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in its partnership interest. Such capital gain or loss will be short-term or long-term depending upon the Member's holding period for its interest in the Company. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Company's "unrealized receivables" exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Company will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its partnership interest.

     As discussed above, the Company Agreement provides that the Board of Managers may specially allocate items of Company capital gain and loss to a withdrawing Member to the extent its capital account would otherwise exceed or be less than, as the case may be, its adjusted tax basis in its partnership interest. Such a special allocation of gain may result in the withdrawing Member recognizing capital gain, which may include short-term gain, in the Member's last taxable year in the Company, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal. Such a special allocation of loss may result in the withdrawing Member recognizing capital loss, which may include long-term loss, in the Member's last taxable year in the Company, thereby reducing the amount of short-term loss recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

     Distributions of Property. A partner's receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing entity is an "investment partnership" within the meaning of Section 731(c)(3)(C)(i) and the recipient is an "eligible partner" within the meaning of
Section 731(c)(3)(C)(iii). The Company will determine at the appropriate time whether it qualifies as an "investment partnership." Assuming it so qualifies, if a Member is an "eligible partner", which term should include a Member whose contributions to the Company consisted solely of cash, the recharacterization rule described above would not apply.

     Tax Treatment of Company Investments

     In General. The Company expects to act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

     Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (see "Currency Fluctuations - 'Section 988' Gains or Losses" below) and certain other transactions described below, the Company expects that its gains and losses from its securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Company maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the Company's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Company.

     The maximum ordinary income tax rate for individuals is 39.6% and, in general, the maximum individual income tax rate for long-term capital gains is 20% (unless the taxpayer elects to be taxed at ordinary rates - see "Limitation on Deductibility of Interest" below), although in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

     The Company may realize ordinary income from dividends and accruals of interest on securities. The Company may hold debt obligations with "original issue discount." In such case, the Company would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Company may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Company generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Company. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Company in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" which, for a noncorporate Non-Managing Member, may be subject to restrictions on their deductibility. See "Deductibility of Company Investment Expenditures by Noncorporate Members" below. Moreover, gain recognized from certain "conversion transactions" will be treated as ordinary income.(1)

     Currency Fluctuations - "Section 988" Gains or Losses. To the extent that its investments are made in securities denominated in a foreign currency, gain or loss realized by the Company frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the Company's investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses of the Company on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under
Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Company accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the

------------------------

(1) Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taken as capital gain or (iv) any other transaction specified in Regulations.

Company actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

     As indicated above (see "Types of Investments and Related Risk Factors - Foreign Securities"), the Company may acquire foreign currency forward contracts. Any gain or loss realized by the Company with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Company and is not a part of a straddle transaction and (ii) the Company makes an election (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

     Section 1256 Contracts. In the case of Section 1256 Contracts, the Code generally applies a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A
Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts. Under these rules, Section 1256 Contracts held by the Company at the end of each taxable year of the Company are treated for Federal income tax purposes as if they were sold by the Company for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market"), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Company in computing its taxable income for such year. If a Section 1256 Contract held by the Company at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.

     Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See "Currency Fluctuations - 'Section 988' Gains or Losses.") If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.

     Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Company may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily "marking to market" of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Company will be accepted by the Service.

     Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Company's hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Company for more than one year. In addition, these rules may also terminate the running of the holding period of "substantially identical property" held by the Company.

     Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Company holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Company generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Company holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Company generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

     Effect of Straddle Rules on Members' Securities Positions. The Service may treat certain positions in securities held (directly or indirectly) by a Member and its indirect interest in similar securities held by the Company as "straddles" for Federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to such securities.

     Limitation on Deductibility of Interest and Short Sale Expenses. For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

     For purposes of this provision, the Company's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member's share of the interest and short sale expenses attributable to the Company's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Company's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Company. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The
investment   interest  limitation  would  also  apply  to  interest
paid by a noncorporate Member on money borrowed to finance its investment in the Company. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

     Deductibility of Company Investment Expenditures by Noncorporate Members. Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed 2% of adjusted gross income.(2) In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount (for 2000, $128,950 or $64,475 for a married person filing a separate return) to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

     It is unclear whether all or a portion of the Company's operations will qualify as trading -- rather than investment -- activities, the expenses for which would not be treated as investment expenses. Therefore, pursuant to Temporary Regulations issued by the Treasury Department, these limitations on deductibility may apply to a noncorporate Member's share of the expenses of the Company, including the CIBC WM Fee.

     The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, noncorporate Members should consult their tax advisers with respect to the application of these limitations.

     Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Company's securities investment and trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Non-Managing Member's share of such income and gain from the Company.

------------------------

(2) However, Section 67(e) of the Code provides that, in the case of a trust or an estate, such limitation does not apply to deductions or costs which are paid or incurred in connection with the administration of the estate or trust and would not have been incurred if the property were not held in such trust or estate. The Federal Court of Appeals for the Sixth Circuit, reversing a Tax Court decision, has held that the investment advisory fees incurred by a trust were exempt (under Section 67(e)) from the 2% of adjusted gross income floor on deductibility. The Service, however, has stated that it will not follow this decision outside of the Sixth Circuit. Members that are trusts or estates should consult their tax advisors as to the applicability of this case to the investment expenses that are allocated to them.

     "Phantom   Income"   From   Company   Investments.   Pursuant   to  various
"anti-deferral" provisions of the Code (the "Subpart F," "passive foreign investment company" and "foreign personal holding company" provisions), investments (if any) by the Company in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Company's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.

     Foreign Taxes

     It is possible that certain dividends and interest received by the Company from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Company may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Company will pay since the amount of the Company's assets to be invested in various countries is not known.

     The Members will be informed by the Company as to their proportionate share of the foreign taxes paid by the Company, which they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax exempt will not ordinarily benefit from such credit or deduction.

     Unrelated Business Taxable Income

     Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.(3) This type of income is exempt even if it is realized from securities trading activity which constitutes a trade or business.

     This general exemption from tax does not apply to the "unrelated business taxable income" ("UBTI") of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived

------------------------

(3) With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition.

     The Company may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Company will treat its short sales of securities as not involving "acquisition indebtedness" and therefore not resulting in UBTI.(4) To the extent the Company recognizes income (i.e., dividends and interest) from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of such income which will be treated as UBTI generally will be based on the percentage which the "average acquisition indebtedness" incurred with respect to such securities is of the "average amount of the adjusted basis" of such securities during the taxable year.

     To the extent the Company recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such "acquisition indebtedness" is of the "average amount of the adjusted basis" of such securities during the taxable year. In determining the unrelated debt-financed income of the Company, an allocable portion of deductions directly connected with the Company's debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

     Since the calculation of the Company's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Company from time to time,(5) it is impossible to predict what percentage of the Company's income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization's share of the income or gains of the Company which is treated as UBTI may not be offset by losses of the exempt organization either from the Company or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

     To the extent that the Company generates UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the

------------------------

(4)  Moreover,   income  realized  from  option  writing  and  futures  contract transactions generally would not constitute UBTI.

(5) The calculation of a particular exempt organization's UBTI would also be affected if it incurs indebtedness to finance its investment in the Company. An exempt organization is required to make estimated tax payments with respect to its UBTI.

nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the Service, the method used to calculate its UBTI. The Company will be required to report to a Member which is an exempt organization information as to the portion of its income and gains from the Company for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Company is highly complex, and there is no assurance that the Company's calculation of UBTI will be accepted by the Service.

     In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Company's income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Company generally should not affect the tax-exempt status of such an exempt organization.(6) However, a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Company. (See "ERISA Considerations.")

     Certain Issues Pertaining to Specific Exempt Organizations

     Private Foundations. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

     In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Company would most probably be classified as a nonfunctionally
related  asset.  A   determination   that  an  interest  in

------------------------

(6) Certain exempt organizations which realize UBTI in a taxable year will not constitute "qualified organizations" for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Member should consult its tax adviser in this regard.

the Company is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Company. Of course, this factor would create less of a problem to the extent that the value of the investment in the Company is not significant in relation to the value of other assets held by a foundation.

     In some instances, an investment in the Company by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation (either directly or together with a "disqualified person") acquires more than 20% of the capital interest or profits interest of the Company, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its interest in the Company in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Company is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board of Managers believes that the Company will meet such 95% gross income test.

     A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

     Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. (See "ERISA Considerations.")

     Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of an Interest is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

     State and Local Taxation

     In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Company. State and local tax laws differ in the treatment of limited liability companies such as the Company. A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Company intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

     State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Company generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident.

     The Company, which is treated as a partnership for New York State and New York City income tax purposes, should not be subject to the New York City unincorporated business tax, which is not imposed on a partnership which purchases and sells securities for its "own account." By reason of a similar "own account" exemption, it is also expected that a nonresident individual Member should not be subject to New York State personal income tax with respect to his share of income or gain realized directly by the Company. A nonresident individual Member will not be subject to New York City earnings tax on nonresidents with respect to his investment in the Company.

     Individual Members who are residents of New York State and New York City should be aware that the New York State and New York City personal income tax laws limit the deductibility of itemized deductions for individual taxpayers at certain income levels. These limitations may apply to a Member's share of some or all of the Company's expenses. Prospective Members are urged to consult their tax advisers with respect to the impact of these provisions and the Federal limitations on the deductibility of certain itemized deductions and investment expenses on their New York State and New York City tax liability.

     For purposes of the New York State corporate franchise tax and the New York City general corporation tax, a corporation generally is treated as doing business in New York State and New York City, respectively, and is subject to such corporate taxes as a result of the ownership of a partnership interest in a partnership which does business in New York State and New York City, respectively.(7) Each of the New York State and New York City corporate taxes are imposed, in part, on the corporation's taxable income or capital allocable to the relevant jurisdiction by application of the appropriate allocation percentages. Moreover, a non-New York corporation which does business in New York State may be subject to a New York State license fee. A corporation which is subject to New York State corporate franchise tax solely as a result of being a non-managing member in a New York partnership may, under certain circumstances, elect to compute its New York State corporate franchise tax by taking into account only its distributive share of such partnership's income and loss. There is currently no similar provision in effect for purposes of the New York City general corporation tax.

     Regulations under both the New York State corporate franchise tax and the New York City general corporation tax, however, provide an exception to this general rule in the case of a "portfolio investment partnership", which is defined, generally, as a partnership which meets the gross income requirements of Section 851(b)(2) of the Code. New York State (but not New York City) has adopted regulations that also include income and gains from commodity transactions described in Section 864(b)(2)(B)(iii) as qualifying gross income for this purpose. The Company's qualification as such a portfolio investment partnership must be determined on

------------------------

(7) New York State (but not New York City) generally exempts from corporate franchise tax a non-New York corporation which (i) does not actually or constructively own a 1% or greater limited partnership interest in a partnership doing business in New York and (ii) has a tax basis in such limited partnership interest not greater than $1 million.

an annual basis and, with respect to a taxable year, the Company may not qualify as a portfolio investment partnership.

     A trust or other unincorporated organization which by reason of its purposes or activities is exempt from Federal income tax is also exempt from New York State and New York City personal income tax. A nonstock corporation which is exempt from Federal income tax is generally presumed to be exempt from New York State corporate franchise tax and New York City general corporation tax. New York State imposes a tax with respect to such exempt entities on UBTI (including unrelated debt-financed income) at a rate which is currently equal to the New York State corporate franchise tax rate (plus the corporate surtax). There is no New York City tax on the UBTI of an otherwise exempt entity.

     Each prospective corporate Member should consult its tax adviser with regard to the New York State and New York City tax consequences of an investment in the Company.

                              ERISA CONSIDERATIONS

     Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code (an "ERISA Plan") should consider, among other things, the matters described below before determining whether to invest in the Company.

     ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "TAX ASPECTS - Unrelated Business Taxable Income" and "- Certain Issues Pertaining to Specific Exempt Organizations"), and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Company, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Company may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

     Because the Company is registered as an investment company under the 1940 Act, the underlying assets of the Company should not be considered to be "plan assets" of the ERISA Plans investing in the Company for purposes of ERISA's fiduciary responsibility and prohibited transaction rules. Thus, neither the Adviser nor any of the Managers will be fiduciaries within the meaning of ERISA.

     The Board of Managers requires an ERISA Plan proposing to invest in the Company to represent that it, and any fiduciaries responsible for the Plan's investments, are aware of and understand the Company's investment objective, policies and strategies, that the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

     Certain prospective Plan investors may currently maintain relationships with the Adviser or the Managers, or with other entities which are affiliated with the Adviser or the Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with counsel to determine if participation in the Company is a transaction which is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan investors will be required to represent that the decision to invest in the Company was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decision and that have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Company.

     The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Confidential Memorandum, is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisors regarding the consequences under ERISA of the acquisition and ownership of interests.

                      ADDITIONAL INFORMATION AND SUMMARY OF
                       LIMITED LIABILITY COMPANY AGREEMENT

     The following is a summary description of additional items and of select provisions of the Company Agreement which may not be described elsewhere in this Confidential Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the Company Agreement, which is attached hereto as Appendix A.

Member Interests

     Persons who purchase Interests in the offering being made hereby will be Members. The Adviser and its affiliates may contribute capital to and maintain an investment in the Company, and to that extent will be Members of the Company. The Adviser, or its successor as investment adviser of the Company, will also be a Special Advisory Member of the Company. In that regard, the Company has established a Special Advisory Account solely for the purpose of receiving the Incentive Allocation. The interest of the Special Advisory Member does not participate in the income or gains of the Company, has no voting rights and has no right to a share of the assets of the Company upon its liquidation, except to the extent that the Special Advisory Member has received or is entitled to receive the Incentive Allocation credited to the Special Advisory Account and all or a portion of that allocation has not been withdrawn. The Adviser may not contribute capital to the Company as Special Advisory Member.

Liability of Members

     Under Delaware law and the Company Agreement, each Member will be liable for the debts and obligations of the Company only to the extent of any contributions to the capital of the Company (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board of Managers, may be obligated to return to the Company amounts distributed to the Member in accordance with the Company Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Company exceed the fair market value of the Company's assets.

Duty of Care of Managers

     The Company Agreement provides that a Manager shall not be liable to the Company or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Manager's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Manager's office. The Company Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Manager by the Company (but not by the Members individually) against any liability and expense to which the Manager may be liable which arise in connection with the performance of the Manager's activities on behalf of the Company. Managers shall not be personally liable to any Member for the repayment of any positive balance in the Member's capital account or for contributions by the Member to the capital of the Company or by reason of any change in the Federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the Company Agreement shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Company Agreement to the fullest extent permitted by law.

Amendment of the Company Agreement

     The Company Agreement may generally be amended, in whole or in part, with the approval of the Board of Managers (including a majority of the Independent Managers, if required by the 1940 Act) and, without the approval of the Members, unless the approval of Members is required by the 1940 Act. In addition, certain amendments to the Company Agreement involving capital accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board of Managers) to tender its entire interest for repurchase by the Company.

Power of Attorney

     By subscribing for an interest in the Company, each Member will appoint each of the Managers his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company.

     The power-of-attorney granted as part of each Member's subscription agreement is a special power-of-attorney and is coupled with an interest in favor of the Board of Managers and as such shall be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power-of-attorney, and shall survive the delivery of a transfer by a Member of all or any portion of an Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substitute Member, or upon the withdrawal of a Member from the Company pursuant to a periodic tender or otherwise this power-of-attorney given by the transferor shall terminate.

Term, Dissolution and Liquidation

     The Company shall be dissolved:

     -- upon the affirmative vote to dissolve the Company by: (1) the Board of Managers or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

     -- upon the expiration of any two year period which commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire interest for repurchase by the Company if that interest has not been repurchased by the Company;

     -- upon the failure of Members to elect successor Managers at a meeting called by the Adviser when no Manager remains to continue the business of the Company; or

     --   as required by operation of law.

     Upon the occurrence of any event of dissolution, the Board of Managers or CIBC WM, acting as liquidator under appointment by the Board of Managers (or another liquidator, if the Board of Managers do not appoint CIBC WM to act as liquidator or are unable to perform this function) is charged with winding up the affairs of the Company and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled "Capital Accounts And Allocations - Allocation of Net Profits and Net Loss."

     Upon the liquidation of the Company, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board of Managers or liquidator determines that the distribution of assets in kind would be in the interests of the Members in facilitating an orderly liquidation.

Reports to Members

     The Company furnishes to Members as soon as practicable after the end of each taxable year such information as is necessary for them to complete Federal and state income tax or information returns, along with any other tax information required by law. The Company will send to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports regarding the Company's operations during the period will also be sent to Members.

Fiscal Year

     The Company's fiscal year is the 12-month period ending on December 31.

Auditors and Legal Counsel

     The Board of Managers has selected Ernst & Young LLP as the independent public accountants of the Company. Ernst & Young LLP's principal business address is located at 787 Seventh Avenue, 15th Floor, New York, New York.

     Schulte Roth & Zabel LLP, New York, New York, serves as legal counsel to the Company. The firm also acts as legal counsel to the Adviser, CIBC WM and its affiliates with respect to certain matters. Stroock & Stroock & Lavan LLP, New York, New York, acts as legal counsel to the Independent Managers.

Custodian

     PFPC Trust Company ("PFPC Trust") serves as the primary custodian of the Company's assets, and may maintain custody of the Company's assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies), approved by the Board of Managers of the Company in accordance with the requirements set forth in Section 17(f) of the 1940 Act and the rules adopted thereunder. Assets of the Company are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of a custodian. PFPC Trust's principal business address is 103 Bellevue Parkway, Wilmington, DE 19809.

Inquiries

     Inquiries concerning the Company and Interests (including information concerning subscription and withdrawal procedures) should be directed to:

                  CIBC Oppenheimer Advisers, L.L.C.
                  c/o CIBC World Markets Corp.
                  One World Financial Center - 31st Floor
                  200 Liberty Street
                  New York, New York  10281
                  Telephone:  212-667-4225
                  Telecopier:  212-667-5689

                  For additional information contact:
                  Howard M. Singer
                  Managing Director
                  CIBC World Markets Corp.

                                    * * * * *

     All  potential   investors  in  the  Company  are   encouraged  to  consult
appropriate legal and tax counsel.

                                   APPENDIX A
                      ------------------------------------

                              SAWGRASS FUND, L.L.C.

                     (A Delaware Limited Liability Company)
                      ------------------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of January 5, 2000
                      ------------------------------------
                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281
                                 (212) 667-4225

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    DEFINITIONS...................................................   1

ARTICLE II   ORGANIZATION; ADMISSION OF MEMBERS............................   9

         2.1          Formation of Limited Liability Company...............   9

         2.2          Name.................................................   9

         2.3          Principal and Registered Office......................   9

         2.4          Duration.............................................   9

         2.5          Objective and Business of the Company................   9

         2.6          Board of Managers....................................  10

         2.7          Members..............................................  11

         2.8          Special Advisory Member..............................  11

         2.9          Organizational Member................................  11

         2.10         Both Managers and Members............................  11

         2.11         Limited Liability....................................  11

ARTICLE III  MANAGEMENT....................................................  12

         3.1          Management and Control...............................  12

         3.2          Actions by the Board of Managers.....................  13

         3.3          Meetings of Members..................................  13

         3.4          Custody of Assets of the Company.....................  14

         3.5          Other Activities of Members and Managers.............  14

         3.6          Duty of Care.........................................  14

         3.7          Indemnification......................................  15

         3.8          Fees, Expenses and Reimbursement.....................  17

ARTICLE IV   TERMINATION  OF  STATUS  OF  ADVISER  AND  MANAGERS,
             TRANSFERS AND REPURCHASES.....................................  18

         4.1          Termination of Status of the Adviser.................  18

         4.2          Termination of Status of a Manager...................  19

         4.3          Removal of the Managers..............................  19

         4.4          Transfer of Interests of Members.....................  19

         4.5          Transfer of Interests of Special Advisory Member.....  20

         4.6          Repurchase of Interests..............................  20

ARTICLE V    CAPITAL.......................................................  22

         5.1          Contributions to Capital.............................  22

         5.2          Rights of Members to Capital.........................  23

         5.3          Capital Accounts.....................................  23

         5.4          Allocation of Net Profit and Loss....................  24

         5.5          Allocation of Insurance Premiums and Proceeds........  24

         5.6          Allocation of Certain Withholding Taxes and Other
                      Expenditures.........................................  24

         5.7          Reserves.............................................  25

         5.8          Incentive Allocation.................................  26

         5.9          Allocation of Organizational Expenses................  26

         5.10         Tax Allocations......................................  26

         5.11         Distributions........................................  28

         5.12         Foreign Withholding..................................  28

ARTICLE VI   DISSOLUTION AND LIQUIDATION...................................  29

         6.1          Dissolution..........................................  29

         6.2          Liquidation of Assets................................  30

ARTICLE VII  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS..................  31

         7.1          Accounting and Reports...............................  31

         7.2          Determinations by the Board of Managers..............  31

         7.3          Valuation of Assets..................................  31

ARTICLE VIII  MISCELLANEOUS PROVISIONS.....................................  32

         8.1          Amendment of Limited Liability Company Agreement.....  32

         8.2          Special Power of Attorney............................  33

         8.3          Notices..............................................  34

         8.4          Agreement Binding Upon Successors and Assigns........  35

         8.5          Applicability of 1940 Act and Form N-2...............  35

         8.6          Choice of Law; Arbitration...........................  35

         8.7          Not for Benefit of Creditors.........................  36

         8.8          Consents.............................................  36

         8.9          Merger and Consolidation.............................  36

         8.10         Pronouns.............................................  37

         8.11         Confidentiality......................................  37

         8.12         Certification of Non-Foreign Status..................  37

         8.13         Severability.........................................  38

         8.14         Filing of Returns....................................  38

         8.15         Tax Matters Partner..................................  38

         8.16         Section 754 Election.................................  39

                              SAWGRASS FUND, L.L.C.
                       LIMITED LIABILITY COMPANY AGREEMENT


     THIS LIMITED LIABILITY COMPANY AGREEMENT of Sawgrass Fund, L.L.C. (the "Company") is dated as of January 5, 2000 by and among Sol Gittleman, Luis
Rubio, Janet L. Schinderman and Howard M. Singer as the Managers, CIBC Oppenheimer Advisers, L.L.C., as the Special Advisory Member, Howard M. Singer as the Organizational Member, and those persons hereinafter admitted as Members.

     WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on December 2, 1999;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                             ----------------------

                                    ARTICLE I

                                   DEFINITIONS

                             ----------------------

     For purposes of this Agreement:

     Administrator                      The person who  provides  administrative
                                        services to the Company pursuant to an administrative services agreement.

     Adviser CIBC Oppenheimer Advisers, L.L.C., a limited liability company organized under Delaware law, or any person who may hereinafter serve as the investment adviser to the Company pursuant to an Investment Advisory Agreement.

     Advisers Act                       The Investment  Advisers Act of 1940
                                        and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

     Affiliate                          An affiliated person of a person as such
                                        term is defined in the 1940 Act.

     Agreement                          This    Limited     Liability    Company
                                        Agreement, as amended from time to time.

     Allocation Change                  With  respect  to each  Member  for each
                                        Allocation    Period,
                                        the difference between:

                                             (1)  the sum of (a) the  balance of
                                                  such Member's  Capital Account
                                                  as  of   the   close   of  the
                                                  Allocation    Period    (after
                                                  giving     effect    to    all
                                                  allocations to be made to such
                                                  Member's Capital Account as of
                                                  such  date   other   than  any
                                                  Incentive   Allocation  to  be
                                                  debited  against such Member's
                                                  Capital Account), plus (b) any
                                                  debits   to   such    Member's
                                                  Capital   Account  during  the
                                                  Allocation  Period to  reflect
                                                  any     actual    or    deemed
                                                  distributions  or  repurchases
                                                  with respect to such  Member's
                                                  Interest,  plus (c) any debits
                                                  to   such   Member's   Capital
                                                  Account  during the Allocation
                                                  Period    to    reflect    any
                                                  Insurance  premiums  allocable
                                                  to such  Member,  plus (d) any
                                                  debits   to   such    Member's
                                                  Capital   Account  during  the
                                                  Allocation  Period to  reflect
                                                  any  items  allocable  to such
                                                  Member's    Capital    Account
                                                  pursuant    to   Section   5.6
                                                  hereof; and

                                             (2)  the sum of (a) the  balance of
                                                  such Member's  Capital Account
                                                  as of the  commencement of the
                                                  Allocation  Period,  plus  (b)
                                                  any  credits to such  Member's
                                                  Capital   Account  during  the
                                                  Allocation  Period to  reflect
                                                  any   contributions   by  such
                                                  Member to the  capital  of the
                                                  Company,  plus (c) any credits
                                                  to   such   Member's   Capital
                                                  Account  during the Allocation
                                                  Period    to    reflect    any
                                                  Insurance  proceeds  allocable
                                                  to such Member.

                                        If the  amount  specified  in clause (1)
                                        exceeds the amount  specified  in clause
                                        (2), such difference shall be a Positive
                                        Allocation  Change,  and if  the  amount
                                        specified  in  clause  (2)  exceeds  the
                                        amount  specified  in clause  (1),  such
                                        difference    shall   be   a    Negative
                                        Allocation Change.

     Allocation Period                  With respect to each Member,  the period
                                        commencing as of the date of admission of such Member to the Company, and thereafter each period commencing as of the day following the last day of the preceding Allocation Period with respect to such Member, and ending at the close of business on the first to occur of the following:

                                             (1)  the last day of a Fiscal Year;

                                             (2)  the  day  as  of   which   the
                                                  Company repurchases the entire
                                                  Interest of such Member;


                                             (3)  the  day  as  of   which   the
                                                  Company     admits     as    a
                                                  substituted Member a person to
                                                  whom  the   Interest  of  such
                                                  Member  has  been  Transferred
                                                  (unless  there is no change of
                                                  beneficial ownership); and

                                             (4)  the  day  as  of   which   the
                                                  Adviser's    status   as   the
                                                  Special   Advisory  Member  is
                                                  terminated pursuant to Section
                                                  4.1 hereof.

     Board of Managers                  The   Board  of   Managers   established
                                        pursuant to Section 2.6.

     Capital Account                    With respect to each Member, the capital
                                        account  established  and  maintained on
                                        behalf  of  each   Member   pursuant  to
                                        Section 5.3 hereof.

     Capital Percentage                 A percentage established for each Member
                                        on  the  Company's   books  as  of  each
                                        Expense  Allocation  Date.  The  Capital
                                        Percentage  of a  Member  on an  Expense
                                        Allocation  Date shall be  determined by
                                        dividing    the    amount   of   capital
                                        contributed to the Company by the Member
                                        pursuant  to  Section  5.1 hereof by the
                                        sum of the  capital  contributed  to the
                                        Company  by  each  Member   pursuant  to
                                        Section  5.1  hereof on or prior to such
                                        Expense  Allocation Date. The sum of the
                                        Capital Percentages of all Members on each Expense Allocation Date shall equal
                                        100%.

     Certificate                        The  Certificate  of  Formation  of  the
                                        Company and any amendments thereto as filed with the office of the Secretary of State of Delaware.

     CIBC WM                            CIBC  World   Markets   Corp.,   or  any
                                        successor thereto.

     CIBC WM Services                   Such administrative  services as CIBC WM
                                        shall provide to the Company pursuant to
                                        a separate  written  agreement  with the
                                        Company  as   contemplated   by  Section
                                        3.8(a) hereof.

     Closing Date                       The  first  date  on or as  of  which  a
                                        Member  other  than  the  Organizational
                                        Member is admitted to the Company.

     Code The United States Internal Revenue Code of 1986, as amended and as hereafter
                                        amended  from  time  to  time,   or
                                        any successor law.

     Company The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

     Delaware Act                       The Delaware Limited  Liability  Company
                                        Act as in effect on the date hereof and as amended from time to time, or any successor law.

     Expense Allocation Date            The Closing Date,  and  thereafter  each
                                        day on or before December 1, 2000, as of which a contribution to the capital of the Company is made pursuant to Section
                                        5.1 hereof.

     Fiscal Period                      The  period  commencing  on the  Closing
                                        Date,   and   thereafter   each   period
                                        commencing   on  the   day   immediately
                                        following  the last day of the preceding
                                        Fiscal Period, and ending at the close of business on the first to occur of the following dates:

                                             (1)  the last day of a Fiscal Year;

                                             (2)  the day  preceding  any day as
                                                  of which a contribution to the
                                                  capital of the Company is made
                                                  pursuant to Section 5.1; or

                                             (3)  any day on which  the  Company
                                                  repurchases  any  Interest  or
                                                  portion of an  Interest of any
                                                  Member;

                                             (4)  any  day   (other   than   one
                                                  specified in clause (2) above)
                                                  as  of  which  this  Agreement
                                                  provides  for any amount to be
                                                  credited to or debited against
                                                  the  Capital  Account  of  any
                                                  Member,  other  than an amount
                                                  to be  credited  to or debited
                                                  against the  Capital  Accounts
                                                  of all  Members in  accordance
                                                  with     their      respective
                                                  Investment Percentages.

     Fiscal Year                        The  period  commencing  on the  Closing
                                        Date and ending on December 31, 2000, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to
                                        Section 6.2 hereof), unless the Board of Managers shall elect another fiscal year for the Company that is a permissible taxable year under the Code.

     Form N-2 The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

     Incentive Allocation               With respect to each Member,  20% of the
                                        amount,  determined  as of the  close of
                                        each  Allocation  Period with respect to
                                        such  Member,  by  which  such  Member's
                                        Positive   Allocation  Change  for  such
                                        Allocation Period, if any, exceeds any positive balance in such Member's Loss
                                        Recovery Account as of the most recent prior date as of which any adjustment has been made thereto.

     Independent Managers               Those  Managers who are not  "interested
                                        persons" of the Company as such term is defined in the 1940 Act.

     Insurance                          One or more "key man" insurance policies
                                        on the life of any principal of a member of the Adviser, the benefits of which are payable to the Company.

     Interest The entire ownership interest in the Company at any particular time of a Member or the Special Advisory Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.4
                                        hereof,   including   the   rights   and
                                        obligations of such Member or other person under this Agreement and the Delaware Act.

     Investment Advisory
     Agreement                          A  separate  written  agreement  entered
                                        into by the Company pursuant to which the Adviser provides investment advisory services to the Company.

     Investment Percentage              A percentage established for each Member
                                        on the  Company's  books as of the first
                                        day   of   each   Fiscal   Period.   The
                                        Investment  Percentage of a Member for a
                                        Fiscal  Period  shall be  determined  by
                                        dividing  the  balance  of the  Member's
                                        Capital  Account as of the  commencement
                                        of such Fiscal  Period by the sum of the
                                        Capital  Accounts  of all of the Members
                                        as of the  commencement  of such  Fiscal
                                        Period.   The  sum  of  the   Investment
                                        Percentages of all Members for each Fiscal Period shall equal 100%.

     Loss Recovery Account              A  memorandum  account to be recorded in
                                        the books and records of the Company with respect to each Member, which shall have an initial balance of zero and which shall be adjusted as follows:

                                             (1)  As of the  first day after the
                                                  close   of   each   Allocation
                                                  Period  for such  Member,  the
                                                  balance
                                                  of the Loss  Recovery  Account
                                                  shall  be   increased  by  the
                                                  amount,   if   any,   of  such
                                                  Member's  Negative  Allocation
                                                  Change  for  such   Allocation
                                                  Period  and  shall be  reduced
                                                  (but  not  below  zero) by the
                                                  amount,   if   any,   of  such
                                                  Member's  Positive  Allocation
                                                  Change  for  such   Allocation
                                                  Period.

                                             (2)  The   balance   of  the   Loss
                                                  Recovery   Account   shall  be
                                                  reduced  (but not below  zero)
                                                  as of  the  first  date  as of
                                                  which  the   Capital   Account
                                                  balance   of  any   Member  is
                                                  reduced   as   a   result   of
                                                  repurchase  or  transfer  with
                                                  respect   to   such   Member's
                                                  Interest    by    an    amount
                                                  determined by multiplying  (a)
                                                  such positive balance by (b) a
                                                  fraction, (i) the numerator of
                                                  which is  equal to the  amount
                                                  of the repurchase or transfer,
                                                  and  (ii) the  denominator  of
                                                  which is equal to the  balance
                                                  of   such   Member's   Capital
                                                  Account   immediately   before
                                                  giving    effect    to    such
                                                  repurchase or transfer.

                                        No  transferee  of  any  Interest  shall
                                        succeed  to any  Loss  Recovery  Account
                                        balance or portion thereof  attributable
                                        to the transferor unless the Transfer by
                                        which  such  transferee   received  such
                                        Interest did not involve a change of beneficial ownership.

     Manager An individual designated as a manager of the Company pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of Managers of the Company.

     Member Any person who shall have been admitted to the Company as a member (including any Manager in such person's capacity as a member of the Company but excluding any Manager in such person's capacity as a Manager of the Company) until the Company repurchases the entire Interest of such person as a member pursuant to
                                        Section  4.6  hereof  or  a  substituted
                                        member  or  members  are  admitted  with
                                        respect  to  any  such  person's  entire
                                        Interest as a member pursuant to Section
                                        4.4  hereof;   such  term  includes  the
                                        Adviser to the extent the Adviser makes a capital contribution to the Company and shall have been admitted to the Company as a member, and shall not include the Special Advisory Member.

     Negative Allocation Change         The  meaning  given  such  term  in  the
                                        definition  of  Allocation  Change.

     Net Assets                         The  total  value of all  assets  of the
                                        Company,  less an  amount  equal  to all
                                        accrued    debts,     liabilities    and
                                        obligations of the Company, calculated before giving effect to any repurchases of Interests.

     Net Profit or Net Loss             The amount by which the Net Assets as of
                                        the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal
                                        Period (or,  with respect to the initial
                                        Fiscal Period of the Company, at the close of business on the Closing Date), such amount to be adjusted to exclude:

                                             (1)  the  amount  of any  Insurance
                                                  premiums  or  proceeds  to  be
                                                  allocated  among  the  Capital
                                                  Accounts    of   the   Members
                                                  pursuant    to   Section   5.5
                                                  hereof;

                                             (2)  any  items  to  be   allocated
                                                  among the Capital  Accounts of
                                                  the Members on a basis that is
                                                  not  in  accordance  with  the
                                                  respective          Investment
                                                  Percentages  of all Members as
                                                  of the  commencement  of  such
                                                  Fiscal   Period   pursuant  to
                                                  Sections  5.6 and 5.7  hereof;
                                                  and

                                             (3)  Organizational        Expenses
                                                  allocated  among  the  Capital
                                                  Accounts    of   the   Members
                                                  pursuant    to   Section   5.9
                                                  hereof.

     1940 Act The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

     1934 Act The Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

     Organizational Expenses            The expenses  incurred by the Company in
                                        connection   with  its  formation,   its
                                        initial registration as an investment company under the 1940 Act, and the initial offering of Interests.

     Organizational Member              Howard M. Singer

     Positive Allocation Change         The  meaning  given  such  term  in  the
                                        definition of Allocation Change.

     Securities                         Securities      (including,      without
                                        limitation,  equities, debt obligations,
                                        options,  and other "securities" as that
                                        term is defined in Section  2(a)(36)  of
                                        the  1940  Act)  and any  contracts  for
                                        forward  or  future   delivery   of  any
                                        security,  debt  obligation or currency,
                                        or  commodity,  all types of  derivative
                                        instruments  and any contracts  based on
                                        any index or group of  securities,  debt
                                        obligations    or     currencies,     or
                                        commodities, and any options thereon.

     Special Advisory Account           A  capital   account   established   and
                                        maintained  on  behalf  of  the  Special
                                        Advisory  Member pursuant to Section 5.3
                                        hereof   solely   for  the   purpose  of
                                        receiving the Incentive Allocation.

     Special Advisory Member            The  Adviser  in  its  capacity  as  the
                                        investment adviser to the Company.

     Transfer The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any
                                        allocations      and       distributions
                                        attributable to an Interest.

                            -------------------------

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

                            -------------------------

     2.1  Formation of Limited Liability Company.

     The Board of Managers shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

     2.2  Name.

     The name of the Company shall be "Sawgrass Fund, L.L.C." or such other name as the Board of Managers may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and
(ii) sending notice thereof to each Member.

     2.3  Principal and Registered Office.

     The Company shall have its principal office at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, or at such other place designated from time to time by the Board of Managers.

     The Company shall have its registered office in Delaware at 1013 Centre Road, Wilmington, Delaware 19805-1297, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers.

     2.4  Duration.

     The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

     2.5  Objective and Business of the Company.

     (a) The objective and business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business.

     (b) The Company shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

     2.6  Board of Managers.

     (a) Prior to the Closing Date, the Organizational Member may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as the initial Managers on the Board of Managers, subject to the election of such persons prior to the Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Company's subscription agreement, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the initial Managers to the Board of Managers. After the Closing Date, the Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers to the Board of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Company. The number of Managers shall be fixed from time to time by the Board of Managers.

     (b) Each Manager shall serve on the Board of Managers for the duration of the term of the Company, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

     (c) In the event that no Manager remains to continue the business of the Company, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Company shall be dissolved pursuant to
Section 6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.

     2.7  Members.

     For the first twelve months from the date the Company commences operations, the Board of Managers may admit new Members as of the first day of each month. Thereafter, the Board of Managers may admit new Members at such times as may be determined by the Board of Managers, but not more frequently than as of the first day of each calendar quarter, unless the Board of Managers has received a letter from counsel stating that, under applicable banking laws, the Board of Managers may admit new Members on a more frequent basis. Subject to the foregoing, Members may be admitted to the Company subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Managers may in its absolute discretion reject any subscription for Interests. The Board of Managers may, in its sole discretion, suspend subscriptions for Interests at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

     2.8  Special Advisory Member.

     Upon signing this Agreement, the Adviser shall be admitted to the Company as the Special Advisory Member. The Interest of the Special Advisory Member shall be non-voting. If at anytime the Investment Advisory Agreement between the Company and the person then serving as Adviser terminates, the Board of Managers shall admit as a substitute Special Advisory Member, upon its signing this Agreement, such person as may be retained by the Company to provide investment advisory services pursuant to an Investment Advisory Agreement, subject to the due approval of such Investment Advisory Agreement in accordance with the requirements of the 1940 Act.

     2.9  Organizational Member.

     Upon the admission of any Member, the Organizational Member shall withdraw from the Company as the Organizational Member and shall be entitled to the return of his or her Capital Contribution, if any, without interest or deduction.

     2.10 Both Managers and Members.

     A Member may at the same time be a Manager and a Member, or a Special Advisory Member and Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

     2.11 Limited Liability.

     Except as provided under applicable law, a Member and the Special Advisory Member shall not be liable for the Company's debts, obligations and liabilities in any amount in excess of the capital account balance of such Member, plus such Member's share of undistributed profits and assets. Except as provided under applicable law, a Manager shall not be liable for the Company's debts, obligations and liabilities.

                           --------------------------

                                   ARTICLE III

                                   MANAGEMENT

                           --------------------------

     3.1  Management and Control.

     (a) Management and control of the business of the Company shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of Managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Company shall have no Managers, the Adviser shall continue to serve as the Adviser to the Company. During such time period, CIBC WM shall continue to provide the CIBC WM Services to the Company.

     (b) Each Member agrees not to treat, on such Member's personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Board of Managers shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

     (c) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

     (d) The Board of Managers may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

     3.2  Actions by the Board of Managers.

     (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

     (b) The Board of Managers may designate from time to time a Principal Manager who shall preside at all meetings. Meetings of the Board of Managers may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

     3.3  Meetings of Members.

     (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

     (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Managers shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

     (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

     3.4  Custody of Assets of the Company.

     The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

     3.5  Other Activities of Members and Managers.

     (a) The Managers shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

     (b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

     3.6  Duty of Care.

     (a) A Manager shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Manager's office.

     (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

     3.7  Indemnification.

     (a) To the fullest extent  permitted by law, the Company shall,  subject to
Section 3.7(b) hereof, indemnify each Manager (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section
3.7 to the fullest extent permitted by law.

     (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the
Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

     (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Company by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of

Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

     (d) Any  indemnification  or  advancement of expenses made pursuant to this
Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

     (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

     (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Manager or other person.

     3.8  Fees, Expenses and Reimbursement.

     (a) So long as CIBC WM provides CIBC WM Services to the Company, it shall be entitled to receive fees for such services as may be agreed to by CIBC WM and the Company pursuant to a separate written agreement.

     (b) The Board of Managers may cause the Company to compensate each Manager for his or her services as such. In addition, the Managers shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

     (c) The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement or by CIBC WM pursuant to the agreement referred to in Section 3.8(a) hereof. Expenses to be borne by the Company include, but are not limited to, the following:

          (1) all costs and expenses directly related to portfolio transactions and positions for the Company's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

          (2) all costs and expenses associated with the organization and registration of the Company, certain offering costs and the costs of compliance with any applicable federal or state laws;

          (3) attorneys' fees and disbursements associated with updating the Company's Confidential Memorandum and subscription documents (the "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Company in connection with offerings of Interests;

          (4) the costs and expenses of holding meetings of the Board of Managers and any meetings of Members;

          (5) fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Company. In the event that consultants and professionals are retained for the benefit of the Company and one or more other accounts managed by the Adviser, such fees will be allocated among all such accounts based on relative net assets;

          (6) any fees payable to CIBC WM for CIBC WM Services and the fees of custodians and persons providing administrative services to the Company;

          (7) the costs of a fidelity bond and any liability insurance obtained on behalf of the Company or its Managers;

          (8)  all  expenses  of  computing   the  Company's  net  asset  value,
               including any equipment or services obtained for such purposes;

          (9)  all  charges for  equipment  or  services  used in  communicating
               information  regarding  the  Company's   transactions  among  the

               Adviser and any custodian or other agent engaged by the Company; and

          (10) such other types of expenses as may be approved from time to time by the Board of Managers, other than those required to be borne by the Adviser or CIBC WM.

The Adviser shall be entitled to reimbursement from the Company for any of the above expenses that it pays on behalf of the Company.

     (d) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

                        ---------------------------------

                                   ARTICLE IV

                 TERMINATION OF STATUS OF ADVISER AND MANAGERS,
                            TRANSFERS AND REPURCHASES

                        ---------------------------------

     4.1  Termination of Status of the Adviser.

     The status of the Adviser as the Special Advisory Member shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Company does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

     4.2  Termination of Status of a Manager.

     The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or (viii) shall otherwise cease to be a Manager of the Company under the Delaware Act.

     4.3  Removal of the Managers.

     Any Manager may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

     4.4  Transfer of Interests of Members.

     (a) An Interest of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board of Managers (which may be withheld in its sole and absolute discretion); provided, however, that the Board of Managers may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), or (iii) a distribution from a qualified retirement plan or an individual retirement account, unless it consults with counsel to the Company and counsel to the Company confirms that such Transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation.

     (b) The Board of Managers may not consent to a Transfer of an Interest or a portion thereof of a Member unless: (i) the person to whom such Interest is Transferred (or each of such person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board of Managers believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto; and (ii) the entire Interest of the Member is Transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $150,000. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency or dissolution of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Managers, the Board of Managers shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

     (c) Each Member shall indemnify and hold harmless the Company, the Managers, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

     4.5  Transfer of Interests of Special Advisory Member.

          The Adviser may not Transfer its Interest as the Special Advisory Member.

     4.6  Repurchase of Interests.

     (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Company for repurchase that Interest or portion thereof. The Board of Managers from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Interests or portions thereof pursuant to written tenders. However, the Company shall not offer to repurchase Interests on more than two occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Company or the Members. In determining whether to cause the Company to repurchase Interests or portions thereof pursuant to written tenders, the Board of Managers shall consider the recommendation of the Adviser, and shall also consider the following factors, among others:

          (1) whether any Members have requested to tender Interests or portions thereof to the Company;

          (2)  the liquidity of the Company's assets;

          (3) the investment plans and working capital requirements of the Company;

          (4) the relative economies of scale with respect to the size of the Company;

          (5) the history of the Company in repurchasing Interests or portions thereof;

          (6)  the economic condition of the securities markets; and

          (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board of Managers shall cause the Company to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Company and to all Members or one or more classes of Members (including persons holding Interests acquired from Members), as applicable.

     (b) A Member who tenders for repurchase only a portion of such Member's Interest shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the Incentive Allocation, if any, that is to be debited from the capital account of the member and credited to the Special Advisory Member Account of the Adviser on the date of expiration of the tender offer or would be so debited if such date of expiration were a day on which an incentive allocation was made (the "Tentative Incentive Allocation") or such lesser amount as may be permitted by the Board of Managers; or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from such Member so that the required minimum balance is maintained.

     (c) The Adviser may tender its Interest or a portion thereof as a Member or Special Advisory Member of the Company under Section 4.6(a) hereof.

     (d) If the Adviser's status as Special Advisory Member is terminated pursuant to Section 4.1 hereof, it (or its trustee or other legal representative) may, by written notice to the Board of Managers within 60 days of the effective date of such termination, tender to the Company for repurchase all or any portion of its Special Advisory Account. Not later than thirty (30) days after the receipt of such notice, the Board of Managers shall cause such tendered portion of the Special Advisory Account to be repurchased by the Company for cash.

     (e) The Board of Managers may cause the Company to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Managers determines or has reason to believe that:

          (1) such an Interest or portion thereof has been transferred in violation of Section 4.4 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetency of a Member;

          (2) ownership of such an Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

          (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Company, the Managers or the Adviser, or may subject the Company or any of the Members to an undue risk of adverse tax or other fiscal consequences;

          (4) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

          (5) it would be in the best interests of the Company, as determined by the Board of Managers in its absolute discretion, for the Company to repurchase such an Interest or portion thereof.

     (f) Repurchases of Interests or portions thereof by the Company shall be payable promptly after the expiration date of such repurchase in accordance with the terms of the Company's repurchase offer. Payment of the purchase price shall consist of: (i) cash in an aggregate amount equal to such percentage, as may be determined by the Board of Managers, of the estimated unaudited net asset value of Interests repurchased by the Company determined as of the expiration date of such repurchase (the "Cash Payment"); and, if determined to be necessary or appropriate by the Board of Managers, (ii) a promissory note entitling the holder thereof to a contingent payment equal to the excess, of any, of (x) the net asset value of the Interests repurchased by the Company as of the expiration date of such repurchases, determined based on the audited financial statements of the Company for the Fiscal Year in which such repurchases were effective, over (y) the Cash Payment. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay all or any portion of the purchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests shall be subject to any and all conditions as the Board of Managers may impose in its sole discretion. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of such Member's Capital
Account or portion thereof, as applicable, as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date.

                      ------------------------------------

                                    ARTICLE V

                                     CAPITAL

                      ------------------------------------

     5.1  Contributions to Capital.

     (a) The minimum initial contribution of each Member to the capital of the Company shall be such amount as the Board of Managers, in its discretion, may determine from time to time, but in no event shall be less than $150,000. The amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company. The Managers shall not be entitled to make voluntary contributions of capital to the Company as Managers of the Company, but may make voluntary contributions to the capital of the Company as Members. The Adviser may make voluntary contributions to the capital of the Company as a Member.

     (b) The Members and the Adviser, as a Member, may make additional contributions to the capital of the Company of at least $25,000, effective as of such times as the Board of Managers, in its discretion, may permit, subject to
Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in
Section 5.7 hereof.

     (c) Except as otherwise permitted by the Board of Managers, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities that the Board of Managers, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Company shall charge each Member making a contribution in Securities to the capital of the Company such amount as may be determined by the Board of Managers not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

     (d) The minimum initial and additional  contributions  set forth in (a) and
(b) of this Section 5.1 may be reduced by the Board of Managers.

     5.2 Rights of Members to Capital.

     No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of a part or all of such Member's Interest pursuant to Section 4.6 hereof, (ii) pursuant to the provisions of Section 5.7(c) hereof or (iii) upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

     5.3 Capital Accounts.

     (a) The Company shall maintain a separate Capital Account for each Member.

     (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Member's initial contribution to the capital of the Company.

     (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with
Section 7.3 hereof) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.7 or 5.9 hereof.

     (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.6, 5.11 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.9 hereof.

     (e) The Company shall maintain a Special Advisory Account for the Adviser in its capacity as Special Advisory Member solely for purposes of receiving the Incentive Allocation pursuant to Section 5.8 hereof. The Special Advisory Account shall have an initial balance of zero.

     5.4  Allocation of Net Profit and Loss.

     As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

     5.5  Allocation of Insurance Premiums and Proceeds.

     (a) Any premiums payable by the Company for Insurance purchased pursuant to
Section 3.8(d) hereof shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Member who is a member of the Company during such Fiscal Period in accordance with such Member's Investment Percentage for such Fiscal Period.

     (b) Proceeds, if any, to which the Company may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Member who is a member of the Company during the Fiscal Period in which the event that gives rise to recovery of proceeds occurs in accordance with such Member's Investment Percentage for such Fiscal Period.

     5.6  Allocation of Certain Withholding Taxes and Other Expenditures.

     (a) If the Company incurs a withholding tax or other tax obligation with respect to the share of Company income allocable to any Member, then the Board of Managers, without limitation of any other rights of the Company or the Managers, shall cause the amount of such obligation to be debited against the Capital Account of such Member when the Company pays such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Managers, the amount of such excess. The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided, that in the event that the Board of Managers determines that a Member is eligible for a refund of any withholding tax, the Board of Managers may, at the request and expense of such Member, assist such Member in applying for such refund.

     (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Managers to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

     5.7  Reserves.

     (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Managers, such reserves to be in the amounts that the Board of Managers, in its sole discretion, deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as the Board of Managers, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Managers, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

     (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

     (c) If any amount is required by paragraph (a) or (b) of this Section 5.7 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

     5.8  Incentive Allocation.

     (a) So long as the Adviser serves as the Special Advisory Member of the Company, the Incentive Allocation shall be debited against the Capital Account of each Member as of the last day of each Allocation Period with respect to such Member and the amount so debited shall simultaneously be credited to the Special Advisory Account or, subject to compliance with the 1940 Act and the Advisers Act, to the Capital Accounts of such Members who are directors, officers or employees of CIBC WM or its Affiliates, or with respect to which such directors, officers or employees are the sole beneficial owners, as have been designated in any written notice delivered by the Adviser to the Board of Managers within 90 days after the close of such Allocation Period.

     (b) By the last business day of the month following the date on which an Incentive Allocation is made, the Special Advisory Member may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Advisory Account. Within 30 days after the completion of the audit of the books of the Company for the year in which allocations to the Special Advisory Account are made, the Company shall pay to the Special Advisory Member any additional amount of Incentive Allocation determined to be owed to the Special Advisory Member based on the audit, and the Special Advisory Member shall pay to the Company any excess amount of Incentive Allocation determined to be owed to the Company.

     5.9  Allocation of Organizational Expenses.

     (a) As of the first Expense Allocation Date, Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

     (b) As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Member pursuant to this Section 5.9 on the preceding Expense Allocation Date will be credited to the Capital Account of such Member, and Organizational Expenses shall then be re-allocated among and debited against the Capital Accounts of all Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

     5.10 Tax Allocations.

     For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.10 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations
Sections  1.704-1(b)(2)(iv)(f),   1.704-1(b)(4)(i)  and  1.704-3(e)  promulgated
thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation ss. 1.704-1(b)(2)(ii)(d).

     If the Company realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any fiscal year during or as of the end of which one or more Positive Basis Members (as hereinafter defined) withdraw from the Company pursuant to Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such gains as follows: (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4; provided, however, that if, following such fiscal year, the Company realizes gains from a sale of Securities the proceeds of which are designated on the Company's books and records as being used to effect payments of all or part of the interest in the Company of any Positive Basis Member, there shall be allocated to any Positive Basis Member an amount of such gains equal to the amount, if any, by which such Member's Positive Basis as of the effective date of such Member's withdrawal exceeds the amount allocated to such Member pursuant to clause (i) of this sentence.

     If the Company realizes capital losses (including long-term capital losses) for Federal income tax purposes ("losses") for any fiscal year during or as of the end of which one or more Negative Basis Members (as hereinafter defined) withdraw from the Company pursuant to Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such losses as follows: (i) to allocate such losses among such Negative Basis Members, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4; provided, however, that if, following such fiscal year, the Company realizes losses from a sale of Securities the proceeds of which are designated on the Company's books and records as being used to effect payments of all or part of the interest in the Company of any Negative Basis Member, there shall be allocated to any Negative Basis Member an amount of such losses equal to the amount, if any by which such Member's Negative Basis as of the effective date of such Member's withdrawal exceeds the amount allocated to such Member pursuant to clause (i) of this sentence.

     As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its interest in the Company as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its interest in the Company as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under
Section 752 of the Code), and (ii) the term "Positive Basis Member" shall mean any Member who withdraws from the Company and who has Positive Basis as of the effective date of its withdrawal, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 5.10 equal to its Positive Basis as of the effective date of its withdrawal.

     As used herein, (i) the term "Negative Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its interest in the Company as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its interest in the Company as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the Code), and (ii) the term "Negative Basis
Member" shall mean any Member who withdraws from the Company and who has Negative Basis as of the effective date of its withdrawal, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the third paragraph of this Section. 5.10 equal to its Negative Basis as of the effective date of its withdrawal.

     Notwithstanding anything to the contrary in the foregoing, if the Company realizes taxable gains in any fiscal year with respect to which the Special Advisory Member is entitled to an Incentive Allocation under Section 5.8 hereof, the Board of Managers (at the request of the Special Advisory Member) may specially allocate such gains to the Special Advisory

Member in an amount by which the Incentive Allocation exceeds the Special Advisory Member's "adjusted tax basis" (determined without regard to any allocation to be made pursuant to this paragraph) in its interest in the Company as of the time it withdraws such Incentive Allocation. The Special Advisory Member's "adjusted tax basis", for these purposes, shall be increased by any amount of the Incentive Allocation withdrawal that it elects to contribute as a Member to the Company as of the date of the withdrawal of the Incentive Allocation.

     5.11 Distributions.

     (a) The Board of Managers, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

     (b) The Board of Managers may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member.

     5.12 Foreign Withholding.

     Notwithstanding any provision of this Agreement to the contrary, the Board of Managers shall withhold and pay over to the Internal Revenue Service, pursuant to Section 1441, 1442, 1445 or 1446 of the Code, or any successor provisions, at such times as required by such Sections, such amounts as the Company is required to withhold under such Sections, as from time to time are in effect. To the extent that a foreign Member claims to be entitled to a reduced rate of, or exemption from, U.S. withholding tax pursuant to an applicable income tax treaty, or otherwise, the foreign Member shall furnish the Board of Managers with such information and forms as such foreign Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each foreign Member represents and warrants that any such information and forms furnished by such foreign Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

     Any amount of withholding taxes withheld and paid over by the Board of Managers with respect to a foreign Member's distributive share of the Company's gross income, income or gain shall be treated as a distribution to such foreign Member and shall be charged against the Capital Account of such foreign Member.

                           --------------------------

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

                           ---------------------------

     6.1  Dissolution.

     The Company shall be dissolved:

          (1) upon the affirmative vote to dissolve the Company by: (i) the Board of Managers or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

          (2) upon the failure of Members to elect a successor Manager at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Company;

          (3) upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company if such Interest has not been repurchased by the Company;

          (4)  as required by operation of law.

Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Managers and Members may elect to continue the business of the Company as provided above, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

     6.2 Liquidation of Assets.

     (a) Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board of Managers shall promptly appoint the Administrator as the liquidator and the Administrator shall liquidate the business and administrative affairs of the Company, except that if the Board of Managers does not appoint the Administrator as the liquidator or the Administrator is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Company. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Managers or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

          (1) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be paid on a pro rata basis;

          (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis;

          (3) The Special Advisory Member shall next be paid any balance in the Special Advisory Account after giving effect to the Incentive Allocation, if any, to be made pursuant to Section 5.8 hereof; and

          (4) the Members shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

     (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Company, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                          -----------------------------

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

                          -----------------------------

     7.1  Accounting and Reports.

     (a) The Company shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

     (b) After the end of each taxable year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Interest as is necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

     (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by such

Act. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

     7.2  Determinations by the Board of Managers.

     (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

     (b) The Board of Managers may make such adjustments to the computation of Net Profit or Net Loss, the Allocation Change with respect to any Member, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

     7.3  Valuation of Assets.

     (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

     (b) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                           ---------------------------

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                          -----------------------------

     8.1  Amendment of Limited Liability Company Agreement.

     (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

     (b) Any amendment that would:

          (1) increase the obligation of a Member to make any contribution to the capital of the Company;

          (2) reduce the Capital Account of a Member or Special Advisory Account other than in accordance with Article V; or

          (3)  modify the events causing the dissolution of the Company;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company.

     (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this
Section 8.1 shall specifically include the power to:

          (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

          (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

          (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Company will not be treated as an association taxable as a corporation or as a publicly traded partnership as defined in Section 7704(b) of the Code.

     (d) The Board of Managers shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

     8.2  Special Power of Attorney.

     (a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

          (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

          (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

          (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

     (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

     (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and as such:

          (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board of Managers shall have had notice thereof; and

          (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

     8.3  Notices.

     Notices which may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Managers or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

     8.4  Agreement Binding Upon Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

     8.5  Applicability of 1940 Act and Form N-2.

     The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

     8.6  Choice of Law; Arbitration.

     (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

     (b) Unless otherwise agreed in writing, each Member and the Special Advisory Member agree to submit all controversies arising between Members or one or more Members or the Special Advisory Member and the Company to arbitration in accordance with the provisions set forth below and understands that:

          (1)  arbitration is final and binding on the parties;

          (2) they are waiving their right to seek remedies in court, including the right to a jury trial;

          (3) pre-arbitration discovery is generally more limited and different from court proceedings;

          (4) the arbitrator's award is not required to include factual findings or legal reasoning and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

          (5) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     (c) All controversies that may arise among Members and one or more Members or the Special Advisory Member and the Company concerning this Agreement shall be determined by arbitration in New York City in accordance with the Federal Arbitration Act, to the fullest extent permitted by law. Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of either the New York Stock Exchange, Inc. (the "NYSE") or the National Association of Securities Dealers, Inc. (the "NASD"), as the Member or Special Advisory Member or entity instituting the arbitration may elect. If the NYSE or NASD does not accept the arbitration for consideration, the arbitration shall be submitted to, and determined in accordance with the rules then obtaining of, the Center for Public Resources, Inc. in New York City. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

     (d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

     8.7  Not for Benefit of Creditors.

     The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, the Special Advisory Member and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

     8.8  Consents.

     Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

     8.9  Merger and Consolidation.

     (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

     (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with
Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

     8.10 Pronouns.

     All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

     8.11 Confidentiality.

     (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Managers.

     (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

     (c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

     8.12 Certification of Non-Foreign Status.

     Each Member or transferee of an Interest from a Member shall certify, upon admission to the Company and at such other times thereafter as the Board of Managers may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

     8.13 Severability.

     If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

     8.14 Filing of Returns.

     The Board of Managers or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

     8.15 Tax Matters Partner.

     (a) A Manager who is a Member shall be designated on the Company's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of Section 6231(a)(7) of the Code. In the event that no Manager is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Company pursuant to Section 6231(a)(7) of the Code, it shall, and each

Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board of Managers all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Company under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

     (b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Partner") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Partner. In the event the Company shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

     8.16 Section 754 Election.

     In the event of a distribution of Company property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Company, at the request of a Member, the Board of Managers, in its discretion, may cause the Company to elect, pursuant to
Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property as provided by Sections 734 and 743 of the Code.

     EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGERS:


/s/                                     /s/
--------------------------------------  ----------------------------------------
Sol Gittleman                           Luis Rubio


/s/                                     /s/
--------------------------------------  ----------------------------------------
Janet L. Schinderman                    Howard M. Singer


ORGANIZATIONAL MEMBER:


/s/
--------------------------------------
Janet L. Schinderman


MEMBERS:

Each person who shall sign a Member Signature Page and who shall be accepted by the Board of Managers to the Company as a Member.


SPECIAL ADVISORY MEMBER:

CIBC OPPENHEIMER ADVISERS, L.L.C.

By:    CIBC World Markets Corp.
        Managing Member


By:  /s/
     ---------------------------------
       Name:  Howard M. Singer
       Title: Managing Director

                                                                      APPENDIX B
                             PERFORMANCE INFORMATION

     The Company's investment adviser (the "Adviser") employs an investment program for the Company that is substantially similar to the investment program that is employed by Worthington Growth L.P. ("Worthington"), a Delaware limited partnership for which Scottsdale Associates L.P. ("Scottsdale"), a Delaware limited partnership controlled by Clifford W. Henry, serves as general partner and investment adviser.

     Because of the similarity of investment programs, as a general matter, the Adviser will consider participation by the Company in all appropriate investment opportunities that are under consideration by Scottsdale for Worthington. The Adviser will evaluate for the Company, and it is anticipated that the general partner of Worthington will evaluate for Worthington, a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Company or Worthington at a particular time. Because these considerations may differ for the Company and Worthington in the context of any particular investment opportunity, the investment activities of the Company and Worthington may differ from time to time. (See "CONFLICTS OF INTEREST - Participation in Investment Opportunities.")

     The following table sets forth the performance record of Worthington for the periods indicated. The table should be read in conjunction with the notes thereto. This performance and the statistical information included herein have been obtained from sources believed to be reliable but are not warranted as to accuracy or completeness. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Prospective investors should recognize that there are certain differences between the investment policies of the Company and Worthington and that their fees and expenses differ. Future performance of the Company and of Worthington may differ.

THIS TABLE MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING FOOTNOTES APPEARING ON THE FOLLOWING PAGE WHICH ARE AN INTEGRAL PART HEREOF.

                                                                     Worthington                    S&P
                    Worthington Annual           S&P Annual        Cumulative Return            Cumulative
                     Return (1),(2)               Return (3)         (1),(2),(4)               Return (3),(4)
1990                    45.29%                    (3.17%)                45.29%                    (3.10%)
1991                    48.28%                    30.55%                115.44%                    26.43%
1992                    10.09%                     7.59%                137.18%                    36.06%
1993                     4.27%                    10.02%                147.31%                    49.77%
1994                     1.59%                     1.32%                151.26%                    51.75%
1995                    57.28%                    37.57%                295.18%                   108.78%
1996                    28.27%                    23.08%                406.91%                   156.71%
1997                     8.83%                    33.38%                451.67%                   242.35%
1998                    17.60%                    28.58%                548.76%                   340.16%
1999                    76.98%                    21.03%               1048.18%                   432.77%
Annualized              27.64%                    18.21%
Return

The above returns for Worthington are net of all fees, expenses and incentive allocations.

                        NOTES TO PERFORMANCE INFORMATION

The table on the prior page reflects Worthington's investment performance as well as the results of the S&P Composite Index of 500 Stocks. The information contained in the table was computed based on the following facts and assumptions:

          1. Worthington commenced operations in July 1989. Worthington has a December 31 fiscal year. The information is based on Worthington's audited financial statements from January 1, 1990 through December 31, 1998, and on unaudited performance from January 1, 1999 through December 31, 1999. PAST PERFORMANCE IS NOT A GUARANTY OF FUTURE RESULTS.

          2. The above returns for Worthington are net of all fees and expenses (including a management fee of 1% per annum) and a 20% incentive allocation payable to Scottsdale Associates L.P. (a Delaware limited partnership the general Partner of which is CWH Associates, Inc., a registered investment advisor controlled by Clifford Henry) the general partner and investment manager of Worthington. The above returns are based upon the results achieved by an investor who invested in Worthington on January 1, 1990. Performance of the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") is provided for comparison purposes. Worthington Growth LP, however, does not restrict its investments in securities only to those securities comprising in the S&P 500 and neither will the Company.

          3. The Standard & Poor's Composite Index of 500 Stocks (the "Index") rate of return reflects the percentage increase (or decrease) for each period for the Index. The rate of return of the Index has been adjusted to reflect reinvestment of dividends. The statistical data for the Index has been obtained from sources believed to be reliable but which are not warranted as to accuracy or completeness. The Index is a well-known, broad based stock market index which contains only seasoned equity securities. Worthington does not restrict its selection of securities to those comprising the Index and accordingly, the performance of Worthington and the performance of the Index may not be comparable.

          4. The Worthington Cumulative Return is calculated by using an arithmetic, compounded return. The S&P 500 Cumulative Return is calculated by using an arithmetic, compounded return.

                           PART C - OTHER INFORMATION

Item 24. Financial Statements and Exhibits

     (1)  Financial Statements:

          As Registrant has no assets, financial statements are omitted.

     (2)  Exhibits:

          (a) (1) Certificate of Formation of Limited Liability Company. Incorporated by reference to Registrant's Registration Statement on Form N-2, File No. 811-09727, filed on December 10, 1999.
               (2) Form of Limited Liability Company Agreement. See Appendix A of Registrant's Confidential Memorandum.
          (b)  Not Applicable.
          (c)  Not Applicable.
          (d)  See Item 24(2)(a)(2).
          (e)  Not Applicable.
          (f)  Not Applicable.
          (g)  Form of Investment Advisory Agreement.
          (h)  Form of Placement Agency Agreement.
          (i)  Not Applicable.
          (j)  Form of Custody Agreement.
          (k)  (1)  Form of Administrative Services Agreement.
               (2)  Form  of   Administration,   Accounting   and  Investor
                    Services Agreement.
          (l)  Not Applicable.
          (m)  Not Applicable.
          (n)  Not Applicable.
          (o)  Not Applicable.
          (p)  Not Applicable.
          (q)  Not Applicable.
          (r)  Not Applicable.

Item 25. Marketing Arrangements

          Not Applicable.

Item 26. Other Expenses of Issuance and Distribution

         All figures are estimates:

         Blue Sky Fees and Expenses (including fees
             of counsel).....................................      10,000
         Transfer Agent fees.................................         N/A
         Accounting fees and expenses........................      10,000
         Legal fees and expenses.............................     125,000
         Printing and engraving..............................      25,000
         Offering Expenses...................................      75,000
         Miscellaneous.......................................       5,000
                                                                  -------
                                                                 $250,000

Item 27. Persons Controlled by or Under Common Control

     After completion of the private offering of interests, Registrant expects that no person will be directly or indirectly under common control with Registrant.

Item 28. Number of Holders of Securities

         Title of Class                            Number of Record Holders
         --------------                            ------------------------

         Limited Liability Company Interests       1   (Registrant   anticipates
                                                   that  as  a  result   of  the
                                                   initial  private  offering of
                                                   interests  there will be more
                                                   than 100  record  holders  of
                                                   such interests.)

Item 29. Indemnification

     Reference is made to Section 3.7 of Registrant's Form of Limited Liability Company Agreement (the "Company Agreement") filed as Exhibit 2(a)(2) hereto. Registrant hereby undertakes that it will apply the indemnification provision of the Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

     Registrant, in conjunction with the CIBC Oppenheimer Advisers, L.L.C. (the "Adviser") and Registrant's Managers, maintains insurance on behalf of any person who is or was a Independent Manager, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. However, in no event will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

Item 30. Business and Other Connections of Investment Adviser

     A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is set forth in Registrant's Confidential Memorandum in the section entitled "THE ADVISER AND CIBC WM." Information as to the directors and officers of the Adviser is included in its Form ADV as filed with the Commission (File No. 801-55640), and is incorporated herein by reference.

Item 31. Location of Accounts and Records

     The Administrator maintains certain required accounting related and financial books and records of Registrant at PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Adviser, One World Financial Center, 200 Liberty Street, New York, New York 10281.

Item 32. Management Services

     Not applicable.

Item 33. Undertakings

     Not Applicable.

                                    FORM N-2

                              SAWGRASS FUND, L.L.C.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on February __, 2000.

                                            SAWGRASS FUND, L.L.C.


                                            By:  /s/  Howard M. Singer
                                                 -------------------------------
                                                 Name:    Howard M. Singer
                                                 Title:   Manager

                                    FORM N-2

                              SAWGRASS FUND, L.L.C.

                                  EXHIBIT INDEX


Exhibit       Document Description
 (g)          Form of Investment Advisory Agreement
 (h)          Form of Placement Agency Agreement
 (j)          Form of Custody Agreement
 (k)     (1)  Form of Administrative Services Agreement
         (2)  Form of Administration, Accounting and Investor Services Agreement